UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No. ______)

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

Aeolus Pharmaceuticals, Inc.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

AEOLUS PHARMACEUTICALS, INC.
26361 Crown Valley Parkway, Suite 150
Mission Viejo, California

NOTICE OF CONSENT IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS

DEAR STOCKHOLDERS:

Notice is hereby given to you as a stockholder of record of Aeolus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), as of October 9, 2012 that a Written Consent in Lieu of an Annual Meeting of Stockholders has been executed with an effective date of November [●], 2012. As explained in the enclosed Information Statement, holders of a majority of the Company’s Common Stock have executed the written consent (1) re-electing seven directors of the Company,  (2) ratifying the selection by the Audit Committee of the Board of Directors of Grant Thornton LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending September 30, 2013, (3) amending and restating the Company’s Amended and Restated Certificate of Incorporation to update and simplify the document and to remove obsolete provisions, (4) authorizing the Board of Directors to, in its discretion, amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of between one-for-seven to one-for-fifteen, such ratio to be determined by the Board of Directors, and (5) amending the Company’s 2004 Stock Incentive Plan, as amended, to increase the aggregate number of shares of the Company’s common stock authorized for issuance from 15,000,000 shares to 25,000,000 shares.

The Board of Directors believes it would not be in the best interest of the Company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. Based on the foregoing, our Board of Directors has determined not to call an Annual Meeting of Stockholders, and none will be held this year.

Stockholders of record of the Company’s Common Stock at the close of business on October 9, 2012 have received this Notice of Consent in Lieu of Annual Meeting of Stockholders, which is expected to be mailed on or about November [●], 2012.

A copy of the Annual Report of the Company for the fiscal year ended September 30, 2011 accompanies this Notice.

BY ORDER OF OUR BOARD OF DIRECTORS

/s/ John McManus

John McManus

Chief Executive Officer

Mission Viejo, California
November 13, 2012

INFORMATION STATEMENT
OF
AEOLUS PHARMACEUTICALS, INC.
26361 Crown Valley Parkway, Suite 150
Mission Viejo, California 92691

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

Aeolus Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Aeolus”), furnishes this Information Statement to the holders of record of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”). This Information Statement is being mailed on or about November [●], 2012 to all of the Company’s stockholders of record at the close of business on October 9, 2012 (the “Record Date”). As of the Record Date, there were 62,731,963 shares of Common Stock outstanding.

Each share of Common Stock is entitled to one vote per share. Holders of 63.1% of the outstanding Common Stock have executed a written consent in lieu of Annual Meeting (the “Written Consent”), with an effective date of November [●], 2012, effecting the following actions: (1) election of the seven nominees for director identified below, (2) the ratification of the selection by the Audit Committee of the Board of Directors of Grant Thornton LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending September 30, 2013, (3) the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to update and simplify the document and to remove obsolete provisions, (4) the authorization of the Board of Directors to, in its discretion, amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of between one-for-seven to one-for-fifteen, such ratio to be determined by the Board of Directors, and (5) the amendment of the Company’s 2004 Stock Incentive Plan, as amended, to increase the aggregate number of shares of the Company’s common stock authorized for issuance from 15,000,000 shares to 25,000,000 shares. No other action has been authorized by the Written Consent. This Information Statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to inform holders of the Company’s Common Stock who are entitled to vote on, authorize or consent to the matters authorized by the Written Consent. This Information Statement also constitutes notice of the actions that have been approved pursuant to the Written Consent for purposes of Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”).

Because holders of approximately 63.1% of the Company’s outstanding Common Stock have executed the Written Consent, no vote or consent of any other stockholder is being, or will be, solicited in connection with the authorization of the matters set forth in the Written Consent. Under Delaware law and our Bylaws, the votes represented by the holders signing the Written Consent are sufficient in number to elect directors and authorize the other matters set forth in the Written Consent, without the vote or consent of any other stockholder of the Company. Delaware statutes provide that any action that is required to be taken, or that may be taken, at any annual or special meeting of stockholders of a Delaware corporation may be taken, without a meeting, without prior notice and without a vote, if a written consent, setting forth the action taken, is signed by the holders of outstanding capital stock having not less than the minimum number of votes necessary to authorize such action.

Based on the foregoing, our Board of Directors (the “Board”) has determined not to call an annual meeting of stockholders in fiscal year 2013, and no annual meeting of stockholders of the Company was held in fiscal year 2012. The Board believes it would not be in the best interests of the Company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. There are no appraisal rights as a result of the approval of these actions.

Our Annual Report to stockholders for the year ended September 30, 2011, including audited consolidated financial statements (the “Annual Report”), accompanies this Information Statement. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of this Information Statement and the Annual Report so that such record holders can supply such material to beneficial owners as of October 9, 2012.

This Information Statement is expected to be mailed to stockholders on or about November [●], 2012. We will bear all expenses incurred in connection with the distribution of this Information Statement and the Annual Report. We will reimburse brokers or other nominees for expenses they incur in forwarding this material to beneficial owners.

ADDITIONAL COPIES OF THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 2011, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE UPON REQUEST TO RUSSELL SKIBSTED, SECRETARY, AEOLUS PHARMACEUTICALS, INC., 26361 CROWN VALLEY PARKWAY, SUITE 150 MISSION VIEJO, CALIFORNIA 92691-7234.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to Aeolus’ Bylaws and the DGCL, a vote by the holders of at least a majority of Aeolus’ outstanding Common Stock was required to approve the matters set forth in the Written Consent. Aeolus’ Certificate of Incorporation does not authorize cumulative voting and our outstanding shares of Series B Preferred Stock were not entitled to vote on the matters set forth in the Written Consent. As of the Record Date, Aeolus had 62,731,963 shares of Common Stock issued and outstanding, of which 31,365,982 shares were required to pass any stockholder resolutions. The consenting stockholders, who consist of current stockholders of Aeolus and affiliates of such stockholders, were collectively the record and/or beneficial owners of 39,575,839 shares of Aeolus’ Common Stock outstanding as of October 9, 2012, which represented 63.1% of the issued and outstanding shares of Aeolus’ Common Stock as of that date. Pursuant to Section 228 of the DGCL, the consenting stockholders voted in favor of the actions described herein in a written consent, dated October 9, 2012, attached hereto as Exhibit A. No consideration was paid for any stockholder’s consent. The consenting stockholders’ names, affiliations with Aeolus, and their beneficial holdings are as follows:

Name	Affiliation	Shares Beneficially Held	Percentage
Xmark Opportunity Fund, L.P.	10% Stockholder	10,267,795	16.4%

Xmark Opportunity Fund, Ltd.	10% Stockholder	22,204,034	35.4%

Xmark JV Investment Partners, LLC	Together with Affiliates, 10% Stockholder	1,023,731	1.6%

Goodnow Capital, L.L.C.	10% Stockholder	6,080,279	9.7%

Total Shares Voting in Favor	Together with Affiliates, 10% Stockholder	39,575,839	63.1%

IMPORTANT NOTE:  Although the Written Consent provides the Board with the authority to carry out a reverse stock split, the Board is not obligated to do so.  The Board will only effect a reverse stock split if it determines, in its sole discretion, that effecting a reverse stock split would be in the best interests of the stockholders at that time.  The Board reserves its right to elect not to proceed, and to abandon the reverse stock split in its entirety, if it determines, in its sole discretion, that the reverse stock split is no longer in the best interests of our stockholders. Moreover, the Board cannot effect a reverse stock split until after November [●], 2012, the effective date of the Written Consent.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following actions were taken based upon the unanimous recommendation of the Board and the Written Consent as set forth in Exhibit A:

MATTER NO. 1

ELECTION OF DIRECTORS

Aeolus’ Bylaws provide that the number of directors constituting the Board shall be no less than one or greater than seven. The Board currently consists of seven members.

The directors elected pursuant to the Written Consent as set forth in Exhibit A are to serve for one year, each until the election and qualification of his successor, or until his earlier death, removal or resignation. Each director listed below has agreed to serve as a director. None of the directors is related by blood, marriage or adoption to any other nominee or any executive officer of Aeolus.

Under Delaware law, the Written Consent is sufficient to elect all nominees to our Board without the vote or consent of any other stockholders of the Company.

INFORMATION REGARDING DIRECTORS

The following sets forth the names and ages (as of September 30, 2012) of the nominees for director, and certain other information about them.

Name of Nominee	Age as of September 30, 2012	Director Since
David C. Cavalier	43	April 2004

John M. Farah, Jr., Ph.D.	60	October 2005

Joseph J. Krivulka	60	June 2004

Amit Kumar, Ph.D.	48	June 2004

Michael E. Lewis, Ph.D.	60	June 2004

Chris A. Rallis	58	June 2004

Peter D. Suzdak, Ph.D.	53	June 2004

David C. Cavalier has been the Chairman of our Board since April 30, 2004, and an employee of the Company since November 2009. Since 2001, he has been a Principal and the Chief Operating Officer of Xmark Opportunity Partners, LLC, a manager of a family of private investment funds. From 1995 to 1996, Mr. Cavalier worked for Tiger Real Estate, a $785 million private investment fund sponsored by Tiger Management Corporation. Mr. Cavalier began his career in 1994 in the Investment Banking Division of Goldman, Sachs & Co. working on debt and equity offerings for public and private real estate companies. He received a B.A. from Yale University and an M. Phil. from Oxford University.  We believe that Mr. Cavalier’s experiences, qualifications, attributes and skills to serve as a director of our Company include his strong understanding of our Company and operations, having served as Chairman of the Board for over 7 years and as an employee for the past 2 years. In addition, Mr. Cavalier’s past experience and expertise in investment banking and company financings are a valuable contribution to our Board.

John M. Farah, Jr., Ph.D. has been an independent director of ours since October 2005 and a member of our audit committee.  He is founder and managing director of a private international consultancy serving branded biopharma clients in the US and abroad and currently serves as an independent director of the private biopharmaceutical company, Melior Discovery, Inc.  From 2008 to 2010, Dr. Farah was an independent director of GenSpera, Inc. (GNSZ), a publicly-traded pharmaceutical development stage company.  Dr. Farah was a vice president at Cephalon, Inc., a biopharmaceutical company, from October 1992 until December 2011 after the company was integrated into Teva Pharmaceuticals. At Cephalon, Dr. Farah led the headquarter team of an international business unit with oversight of strategic product registrations, operations and sales abroad; he was latterly responsible for key Asia Pacific markets  coordinating corporate product support for third party distributors and licensees. Dr. Farah joined Cephalon in 1992 to manage scientific affairs in support of the company’s R&D department. He gained increasing responsibilities in scientific affairs, and eventually, became a senior team member of worldwide business development promoting and negotiating R&D and commercial alliances with multinational and regional pharmaceutical firms. In 2003, Dr. Farah led worldwide product export with P&L responsibilities for third party product sales and support, and in 2006 focused on strategic growth and commercial success in Asia and the Americas ex-US.  In addition to his responsibilities for business development and regional international revenues, Dr. Farah oversaw successful patent litigations in Europe and Latin America.  From 2008 until the company’s acquisition by Teva, he served as treasurer and a director of Cephalon’s political action committee. Prior to joining Cephalon, Dr. Farah was a research investigator at GD Searle in nervous system and immunoinflammatory disease programs. His training included postdoctoral neuroscience research at the National Institutes of Health (NIH, NINCDS) following his doctorate in physiology from the Uniformed Services University. He holds a B.S. in Zoology from the University of Maryland and a B.H.A. from New College of California. We believe that Dr. Farah should serve as a director of our Company because of his extensive career in the pharmaceutical industry and international experience. Dr. Farah’s past experience negotiating research partnerships, product licensing and academic collaborations are a valuable contribution to our Board and his experience allows him to provide additional insight to our Board in considering and approving these types of partnerships for the Company.

Joseph J. Krivulka is the founder of Triax Pharmaceuticals, LLC, Akrimax Pharmaceuticals LLC and Rouses Point Pharmaceuticals, LLC. Mr. Krivulka has served as its Chief Executive Officer of Triax Pharmaceuticals, LLC since November 2004, Chairman of the Board of Akrimax Pharmaceuticals, LLC since January 2008 and Chairman of the Board of Rouses Point Pharmaceuticals, LLC since September 2008. He also co-founded Reliant Pharmaceuticals, LLC and served as its President from 1999 until 2004. Mr. Krivulka has more than 25 years of experience in the pharmaceutical industry and was formerly Chief Executive Officer of Bertek, Inc., a subsidiary of Mylan Laboratories Inc., and Corporate Vice President of Mylan Laboratories. He has extensive expertise in product launches, reformulation and line extensions, clinical development, and manufacturing. He successfully brought to market numerous branded products and managed Mylan’s entry into the branded pharmaceutical business, with the acquisition of several pharmaceutical companies. Mr. Krivulka is a member of the board of directors of Nektar Therapeutics, a publicly-held pharmaceutical company.  We believe Mr. Krivulka’s 25 years in the pharmaceutical industry, as well as his experience as a director of multiple public companies over his career, provide him with critical insight about our technology and make him a valuable asset to our Board. In particular, Mr. Krivulka has been involved in the launch of a number of pharmaceutical products and he is very familiar with pharmaceutical manufacturing processes, which allow him to provide valuable advice to our Board.

Amit Kumar, Ph.D. is currently the Chairman of the Board of Ascent Solar Technologies, a publicly-held solar energy company.   From September 2001 to June 2010, Dr. Kumar was President and Chief Executive Officer of CombiMatrix Corporation, a publicly-held biotechnology company.  He has been a director of CombiMatrix since September 2000.  Previously, Dr. Kumar was Vice President of Life Sciences of Acacia Research Corp.  From January 1999 to February 2000, Dr. Kumar was the founding President and CEO of Signature BioSciences, Inc., a life science company developing technology for advanced research in genomics, proteomics and drug discovery.  From January 1998 to December 1999, Dr. Kumar was an Entrepreneur in Residence with Oak Investment Partners, a venture capital firm.  From October 1996 to January 1998, Dr. Kumar was a Senior Manager at Idexx Laboratories, Inc., a biotechnology company.  From October 1993 to September 1996, he was Head of Research & Development for Idetek Corporation, which was later acquired by Idexx Laboratories, Inc.  Dr. Kumar received his B.S. in Chemistry from Occidental College.  After joint studies at Stanford University and the California Institute of Technology, he received his Ph.D. from the California Institute of Technology in 1991.  He also completed a post-doctoral fellowship at Harvard University from 1991 to 1993.  Dr. Kumar is also a member of the board of directors of Luechemix and Tacere Therapeutics, both private biotechnology companies. We believe that Dr. Kumar should serve as a director of our Company in light of his experience serving as an officer and on the boards of directors of a number of publicly-held companies, as well as his past venture capital and capital-raising experience. Dr. Kumar’s experience in scientific research and development is also a valuable contribution to our Board, particularly during deliberations and discussions relating to research and development matters.

Michael E. Lewis, Ph.D. has been President of BioDiligence Partners, Inc., a private consulting firm, since 1994. He co-founded Cara Therapeutics Inc., a privately-held biopharmaceutical company, and from 2004 to 2009 served as a director and Chief Scientific Advisor of Cara. He has also served as a director of Polymedix, Inc., a publicly-held biotechnology company, since 2003. Dr. Lewis co-founded Arena Pharmaceuticals, Inc. in 1997, and was a director until 2000 and Arena’s Chief Scientific Advisor until 2003. He also co-founded Adolor Corporation in 1994 and served as its Chief Scientific Advisor until 1997. Dr. Lewis was Vice President of Research at Symphony Pharmaceuticals, Inc. from 1993 to 1994. He also co-founded Cephalon, Inc., where he served as Senior Scientist, Director of Pharmacology, and Senior Director of Scientific Affairs, between 1988 and 1993. Prior to that, Dr. Lewis was a Principal Investigator at E.I. DuPont de Nemours & Co., Inc. from 1985 to 1987. Dr. Lewis received a B.A. with Special Honors in Psychology from George Washington University, and an M.A. and Ph.D. in Psychology from Clark University, followed by postdoctoral training in neurosciences at the University of Cambridge, the National Institutes of Health, and the University of Michigan. We believe that it is appropriate for Dr. Lewis to serve as a director of our Company because of his experience as a chief scientific advisor of several companies and his long tenure serving on the boards of public companies. In addition, his background allows him to provide additional insight to the Board in analyzing our Company’s scientific strategies.

Chris A. Rallis has been an executive-in-residence at Pappas Ventures, a life science venture capital firm since January 2008. Previously, Mr. Rallis was the President and Chief Executive Officer of ImmunoBiosciences, Inc. (“IBI”), a vaccine technology company located in Raleigh, North Carolina from April 2006 through June 2007. Prior to joining IBI, Mr. Rallis served as an executive in residence (part time) for Pappas Ventures, and as a consultant for Duke University and Panacos Pharmaceuticals, Inc. Mr. Rallis is the former President and Chief Operating Officer and director of Triangle Pharmaceuticals, Inc., which was acquired by Gilead Sciences in January 2003 for approximately $465 million. Prior to assuming the role of President and COO in March 2000, he was Executive Vice President, Business Development and General Counsel. While at Triangle, Mr. Rallis participated in 11 equity financings generating gross proceeds of approximately $500 million. He was also primarily responsible for all business development activities which included a worldwide alliance with Abbott Laboratories and the in-licensing of ten compounds. Before joining Triangle in 1995, Mr. Rallis served in various business development and legal management roles with Burroughs Wellcome Co. over a 13-year period, including Vice President of Strategic Planning and Business Development. Mr. Rallis also serves on the boards of Adherex Technologies, Inc., a publicly-held biopharmaceutical company located in Research Triangle Park, NC and Oxygen Biotherapeutics, Inc., a publicly-held biopharmaceutical company located in Morrisville, NC. Mr. Rallis serves on the audit committees of both boards and chairs the audit committee at Adherex. Mr. Rallis received his A.B. degree in economics from Harvard College and a J.D. from Duke University. We believe that Mr. Rallis should serve as a director of our Company in light of his experience serving as an executive officer of, and participating in a number of equity financings for, other pharmaceutical companies. Mr. Rallis’ experiences in development activities and strategic alliances are valuable to Board deliberations. In addition, his venture capital consulting experience allows him to contribute additional insight to the Board in refining our Company’s business strategies and commercial objectives.

Peter D. Suzdak, Ph.D. is a research and development executive with more than 23 years of experience in U.S. and European pharmaceutical companies.  Dr. Suzdak is currently Chief Scientific Officer at Corridor Pharmaceuticals. Prior to joining Corridor, Dr. Suzdak was President, Chief Executive Officer and founder of Cardioxyl Pharmaceuticals and raised $14.5 million in venture capital financing and advanced its lead compound into clinical development for acute decompensated heart failure. Prior to joining Cardioxyl in 2006, Dr. Suzdak was President, Chief Executive Officer and co-founder of Artesian Therapeutics, Inc. and raised $15 million in venture capital financing and advanced two lead drug discovery programs from idea stage to clinical candidate selection stage.  In October 2005, Artesian Therapeutics was acquired by CardiomePharma.  Prior to joining Artesian Therapeutics, Dr. Suzdak was most recently at Guilford Pharmaceuticals, Inc. from 1995 to 2002.  During his tenure as Vice President of Research, then Senior Vice President of Research and Development, Dr. Suzdak was responsible for all pharmaceuticals drug discovery, preclinical development and clinical development at Guilford.  Dr. Suzdak was responsible for establishing an integrated drug discovery and development function at Guilford and building an extensive technology and intellectual property platform around multiple novel biological targets.  Prior to joining Guilford, Dr. Suzdak held various positions at Novo-Nordisk A/S in Copenhagen, Denmark from 1988 to 1995, including Director of Neurobiology Research.  Dr. Suzdak was involved in multiple drug discovery and development collaborations with major pharmaceutical companies in the U.S. and Europe, including Abbott which resulted in the successful discovery, clinical development, approval and marketing of the novel anti-epileptic Gabatril®.  Prior thereto, Dr. Suzdak was a Pharmacology Research Associate in the Clinical Neuroscience Branch of the National Institute of Mental Health in Bethesda, in the laboratory of Dr. Steven M. Paul, from 1985 to 1988.  Dr. Suzdak received his Ph.D. in Pharmacology from the University of Connecticut and a B.S. in Pharmacy from St. Johns University. We believe it is appropriate for Dr. Suzdak to serve as a director of our Company due to his more than 23 years of experience in the research and development of pharmaceuticals. In particular, Dr. Suzdak’s educational background in pharmacology allows him to provide valuable insight to the Board in deliberations relating to the research and development of our Company’s pharmaceutical products, including our key compounds, and our product development efforts.

Information Concerning the Board of Directors and its Committees

Director Independence and Board Meetings

The business of Aeolus is under the general management of the Board, as provided by the laws of Delaware and the Bylaws of Aeolus. During the fiscal year ended September 30, 2012, the Board held three formal meetings, excluding actions by unanimous written consent. Each member of the Board attended at least 75% of the fiscal 2012 meetings of the Board and Board committees of which he was a member, except for Michael Lewis who missed one meeting.  Aeolus does not have a policy with regard to Board members’ attendance at annual meetings. We did not hold an Annual Meeting of Stockholders in fiscal year 2012.

After review of all relevant transactions or relationships between each director, or any of his family members, and the Company, our senior management and its independent registered public accounting firm, the Board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq Stock Market, LLC (“Nasdaq”) listing standards, as currently in effect, excluding Mr. Cavalier.

The Board has established an Audit Committee in accordance with section 3(a)(58)(A) of the Exchange Act and a Compensation Committee.

Audit Committee

The Audit Committee currently consists of Mr. Rallis, Chairman, Dr. Kumar and Dr. Farah. During fiscal 2012, the Audit Committee held four formal meetings and met with Aeolus’ independent registered public accounting firm prior to the release of financial results for the first three quarters and full year of fiscal 2012. The Audit Committee reviews the results and scope of the audit and other services provided by Aeolus’ independent registered public accounting firm. The Audit Committee has adopted a written charter, which can be obtained from our website at www.aeoluspharma.com. The Board has determined that Mr. Rallis is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC (“Regulation S-K”). The Board has determined that all of the members of the Audit Committee meet the Nasdaq Audit Committee independence standards, as currently in effect.

Compensation Committee

The Compensation Committee currently consists of Mr. Cavalier, Chairman, Mr. Krivulka and Dr. Suzdak. During fiscal 2012, the Compensation Committee held no formal meetings. The Compensation Committee makes recommendations to the Board regarding salaries and incentive compensation for officers of Aeolus, and determines the amount and type of equity incentives granted to participants in Aeolus’ 2004 Stock Incentive Plan, as amended (the “2004 Plan”).

Nominating Committee

The Board does not have a standing nominating committee. The Board does not believe a nominating committee is necessary based on Aeolus’ size and the beneficial ownership (beneficial ownership assumes the exercise of all warrants and options by the respective holder) by Xmark Opportunity Partners, LLC and Efficacy Biotech Master Fund Ltd. (“Efficacy”), of more than 75% of our outstanding Common Stock as of September 30, 2012. The Board will consider establishing a nominating committee at the appropriate time.

The entire Board participates in the consideration of director nominees. To date, the Board has not formally established any criteria for Board membership. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Board considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The Board’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves compiling names of potentially eligible candidates, conducting background and reference checks, conducting interviews with the candidate and others (as schedules permit), meeting to consider and approve the final candidates and, as appropriate, preparing an analysis with regard to particular recommended candidates.

Communications with Members of the Board of Directors and Stockholder Director Nominations

The Board has not established a formal process for stockholders to send communications, including director nominations, to the Board; however, the names of all directors are available to stockholders in this Information Statement and on Aeolus’ web site at www.aeoluspharma.com. Due to the infrequency of stockholder communications to the Board, the Board does not believe that a formal process is necessary. However, the Board will consider, from time to time, whether adoption of a formal process for such stockholder communications has become necessary or appropriate. If Aeolus receives any security holder communication for an independent director, Aeolus will relay it to the independent director. Director nominations submitted by a stockholder will be considered by the full Board. The Board believes that we currently have in place adequate methods for receiving communications from its stockholders. Any stockholder may send a communication to any member of the Board, in care of the Company, at 26361 Crown Valley Parkway, Suite 150, Mission Viejo, California 92691 (Attention: Secretary). We will forward any such communication to the Board member.

Code of Ethics

We have a Code of Ethics that applies to our Chief Executive Officer, senior financial officers, controller and other similar employees. The purpose of the Code of Ethics is to provide written standards that are reasonably designed to promote: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports and documents filed with the SEC and other public communications by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Code of Ethics; and accountability for adherence to the Code of Ethics; and to deter wrongdoing. A copy of our Code of Ethics can be obtained from our website at www.aeoluspharma.com.

Family Relationships and Orders, Judgments and Decrees

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the ownership of shares of Aeolus’ Common Stock and Series B Preferred as of the close of business on the Record Date by:

●	each person known by Aeolus to beneficially own more than 5% of the outstanding shares of each class of our stock;

●	each of our directors;

●	each of our Named Executive Officers (as defined under “Executive Compensation” below); and

●	all of our directors and executive officers as a group.

	Preferred Stock			Common Stock
Identity of Owner or Group (1)(2)	Beneficially Owned	Percentage Owned		Beneficially Owned		Percentage Owned(4)

Directors:
David C. Cavalier	-	-		39,748,589	(5)	63.1%
John M. Farah, Jr., Ph.D. (6)	-	-		256,905		*
Joseph J. Krivulka (7)	-	-		819,333		1.3%
Amit Kumar, Ph.D. (6)	-	-		329,064		*
Michael E. Lewis, Ph.D. (6)	-	-		226,250		*
Chris A. Rallis (6)	-	-		329,064		*
Peter D. Suzdak, Ph.D. (6)	-	-		245,000		*

Named Executive Officers:
John L. McManus (8)	-	-		4,283,633		6.5%
Russell Skibsted (9)	-	-		380,000		*
All directors and executive officers as a group (9 persons)	-	-		46,617,838	(10)	66.6%

Greater than 5% Stockholders:
Elan Corporation, plc	526,080	100.0	%(3)	526,080	(11)	*
Lincoln House
Lincoln Place
Dublin 2, Ireland

Efficacy Biotech Master Fund Ltd	-	-		3,179,402	(12)	5.0%
11622 El Camino Real, Suite 100
San Diego, CA 92130

Xmark Opportunity Partners, LLC and its affiliates	-	-		39,748,589	(5)	63.1%
90 Grove Street
Ridgefield, CT 06877

* Less than one percent

(1) Unless otherwise indicated, the address of all the owners is: c/o Aeolus Pharmaceuticals, Inc., 26361 Crown Valley Parkway, Suite 150, Mission Viejo, California 92691.

(2) This table is based upon information supplied by our executive officers, directors and principal stockholders and Schedule 13Ds and 13Gs, as amended, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(3) Percent of shares beneficially owned by any person is calculated by dividing the number of shares of preferred stock beneficially owned by that person by 526,080, the number of shares of preferred stock outstanding as of the close of business on the Record Date, and the number of shares of preferred stock as to which that person has the right to acquire voting or investment power within 60 days of the Record Date.

(4) Percentages are rounded.

(5) Consists of 172,750 shares of Common Stock issuable upon exercise of options held by David C. Cavalier; 11,225,121 shares of Common Stock owned by Xmark Opportunity Fund, L.P., a Delaware limited partnership (“Opportunity LP”); 24,679,524 shares of Common Stock owned by Xmark Opportunity Fund, Ltd., a Cayman Islands exempted company (“Opportunity Ltd”); 1,023,731 shares of Common Stock owned by Xmark JV Investment Partners, LLC, a Delaware limited liability company (“JV Partners”); and 2,647,463 shares of Common Stock owned by Goodnow Capital, L.L.C. (“Goodnow”), a Delaware limited liability company.  In addition to the shares of Common Stock set forth above, Opportunity LP, Opportunity Ltd and JV Partners can acquire an additional 18,429,642, 40,220,357 and 500,000, respectively, shares of Common Stock upon the exercise of warrants held by such parties.  The warrants are subject to an issuance limitation that prevents the holder of the warrants from exercising the warrants if the holder would beneficially own more than 9.99% of the shares of Common Stock then issued and outstanding, which limitation cannot be modified by the holder before the 61st day after notice to the Company of the holder’s intention to waive the issuance limitation.

(6) Consists solely of shares of Common Stock issuable upon exercise of options.

(7) Consists of 333,333 shares owned directly, 250,000 shares issuable upon exercise of warrants held by Mr. Krivulka and 236,000 shares issuable upon exercise of options

(8) Consists of 70,300 shares owned directly, 10,000 shares owned directly by Mr. McManus’ spouse and 4,203,333 shares issuable upon exercise of options.

(9) Consists of 10,000 shares owned directly, 10,000 shares owned directly by Mr. Skibsted’s spouse and 360,000 shares issuable upon exercise of options.

(10) Consists of shares of Common Stock beneficially owned by our directors and the following executive officers: Mr. McManus and Mr. Skibsted. See footnotes (5), (6), (7), (9) and (10) above.

(11) Consists of 526,080 shares of Common Stock which were issuable upon conversion of an aggregate of 526,080 shares of Series B Preferred Stock as of the close of business on the Record Date.

(12) Consists of 3,179,402 shares of Common Stock. Efficacy Capital, Ltd. is the investment advisor of Efficacy Biotech Master Fund Ltd. Mark Lappe and Jon Faiz Kayyem exercise share voting and dispositive power over these shares.

Compensation of Directors

The following table sets forth information for the fiscal year ended September 30, 2012 regarding the compensation of our directors.

Director Compensation

Name	Fees Earned or Paid in Cash	Option Awards(1)	All Other Compensation	Total

David C. Cavalier	—	$—	—	$—
John M. Farah, Jr., Ph.D.	—	22,141	—	22,141
Joseph J. Krivulka	—	13,902	—	13,902
Amit Kumar, Ph.D.	—	24,112	—	24,112
Michael E. Lewis, Ph.D.	—	11,641	—	11,641
Chris A. Rallis	—	24,112	—	24,112
Peter D. Suzdak, Ph.D.	—	15,272	—	15,272

(1) The amounts in the “Option Awards” column reflect the aggregate grant date fair value of awards for grants of options to each listed director in fiscal 2012, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. These amounts do not represent the actual amounts paid to or realized by the directors during fiscal 2012. The fair value of the options was determined at the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (i) dividend yield: 0%; (ii) expected volatility: 147.02%; (iii) risk-free interest rate: 0.99%; and (v) expected option life after shares are vested: 5.5 years. We use a straight line method of amortization of stock-based compensation.

All directors are reimbursed for expenses incurred in connection with each board or committee meeting attended. In addition, the Board adopted the following compensation program for the outside members of the Board on December 11, 2008, effective beginning July 1, 2008:

●
Each non-executive Board member shall be eligible to receive nonqualified stock options for up to an aggregate of 45,000 shares per year based upon the number of meetings attended by the non-executive Board member during the year. The option exercise prices shall be equal to the closing price of the Common Stock on the grant date. The options shall have 10-year terms and vest, as long as the director remains on the Board, on a monthly basis over a 12-month period beginning on the date of grant. Unvested options expire upon resignation or termination from the Board.

●
In addition, each Audit Committee member shall be eligible to receive a nonqualified stock option for up to an aggregate of 15,000 shares per year based the number of Audit Committee meetings attended by the Audit Committee member during the year. The option exercise prices shall be equal to the closing price of the Common Stock on the grant date. The options shall have 10-year terms and vest, as long as the director remains on the Board, on a monthly basis over a 12-month period beginning on the date of grant. Unvested options expire upon resignation or termination from the Board.

Outstanding Equity Awards for Directors as of September 30, 2012

The following table sets forth information regarding unexercised stock options for each Director outstanding as of September 30, 2012. We have not awarded stock grants or other equity incentive awards and as such have not made any disclosures regarding such awards.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options
David C. Cavalier	172,750	—	—

John M. Farah, Jr., Ph.D.	248,780	25,311	—

Joseph J. Krivulka	230,375	16,875	—

Amit Kumar, Ph.D.	320,939	25,311	—

Michael E. Lewis, Ph.D.	222,500	11,250	—

Chris A. Rallis	320,939	25,311	—

Peter D. Suzdak, Ph.D.	239,375	16,875	—

Executive Officers

Our executive officers, their ages as of September 30, 2012, their respective positions and their backgrounds are as follows:

Name	Age	Position(s)

David Cavalier	43	Chairman of the Board
John L. McManus	48	President and Chief Executive Officer
Russell Skibsted	53	Senior Vice President, Chief Financial Officer and Secretary

David C. Cavalier. Mr. Cavalier’s background is described in “Information Regarding Directors” above.

John L. McManus. Mr. McManus began as a consultant to the Company in June 2005 as President. He became employed as our President and Chief Operating Officer in July 2006 and was appointed President and Chief Executive Officer in March 2007.Mr. McManus, who received his degree in business administration from the University of Southern California in 1986, is the founder and president of McManus Financial Consultants, Inc. (“MFC”), which provides strategic, financial and investor relations advice to senior managements and boards of directors of public companies, including advice on mergers and acquisitions. These companies have a combined value of over $25 billion. He has served as president of MFC since 1997.In addition, Mr. McManus previously served as Vice President, Finance and Strategic Planning to Spectrum Pharmaceuticals, Inc., where he had primary responsibility for restructuring Spectrum’s operations and finances, including the design of strategic and financial plans to enhance Spectrum’s corporate focus, and leading the successful implementation of these plans. The implementation of these plans led to an increase in Spectrum’s market value from $1 million to more than $125 million at the time of Mr. McManus’ departure.

Russell R. Skibsted. Mr. Skibsted is a seasoned executive with over 25 years of experience in finance, acquisitions, partnering, marketing and operations with companies ranging from start-ups to a Fortune 5. He has significant private equity, public market, operations and transaction experience with both public and private companies. From May 2006 to September 2009, Mr. Skibsted was Senior Vice President and Chief Business Officer of Spectrum Pharmaceuticals (NASDAQ: SPPI), where he led global strategy, mergers and acquisitions, licensing, fund-raising and investor and public relations. At Spectrum, Mr. Skibsted completed a significant partnership and an asset sale generating over $62 million in non-dilutive funding to the company in 2008. From October 2004 to January 2006, Mr. Skibsted was Chief Financial Officer at Talon Therapeutics, Inc. (OTC: TLON) (formerly Hana Biosciences, Inc.), where he led the process of bringing the company public and completed two financings. Prior to that time, from May 2000 to July 2004, Mr. Skibsted was Partner and Chief Financial Officer of Asset Management Company, a venture capital firm, where he oversaw the financial and administrative functions, public and private portfolios and aviation operations. Mr. Skibsted holds a BA in Economics from Claremont McKenna College and an MBA from Stanford University.

Executive Compensation

The following table sets forth all compensation earned for services rendered to Aeolus in all capacities for the fiscal year ended September 30, 2012 and 2011, by its principal executive officer, principal financial officer, and its one other executive officer who served in such capacity as of the end of fiscal 2012, collectively referred to as the “Named Executive Officers”.

Summary Compensation Table

		Annual Compensation			All Other
Name and Principal	Fiscal			Option	Compensation
Position(s)	Year	Salary ($)	Bonus ($)	Awards ($) (1)	($)	Total ($)
John L. McManus	2012	$409,000	—	$89,325	$—	$498,325
President and	2011	$345,608	50,000	$91,600	—	$487,208
Chief Executive Officer

Russell Skibsted (2)	2012	$255,625	—	$107,025	$—	$362,650
Senior Vice President, Chief Financial Officer and	2011	$161,306	—	$149,835	$—	$311,141
Secretary

David C. Cavalier	2012	$332,313	—	$—	$—	$332,313
Chairman of the Board	2011	$261,458	—	$—	$—	$261,458

(1) The amounts in the “Option Awards” column reflect the aggregate grant date fair value of awards for grants of options to each listed Named Executive Officer, computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by any of the Named Executive Officers during fiscal 2012 or fiscal 2011. The fair value of the options was determined at the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions: (i) dividend yield: 0%; (ii) expected volatility: 143.41%; (iii) risk-free interest rate: 0.68%; and (v) expected option life after shares are vested: 5.27 years. We use a straight line method of amortization of stock-based compensation.

(2) Mr. Skibsted became an employee of ours in February 2011.

Grants of Plan Based Awards During the Fiscal Year Ended September 30, 2012

The following table summarizes all option grants during the fiscal year ended September 30, 2012 to the Named Executive Officers. Each of these options was granted pursuant to the 2004 Plan.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Option Awards (2)
John L. McManus	7/14/2012	250,000	$0.28	$63,150

(1) The option grant vests on a monthly basis for twelve months with a ten-year term, subject to earlier termination upon certain events.

(2) The amounts in the “Grant Date Fair Value of Option Awards” column reflect the aggregate grant date fair value of awards for grants of options to Mr. McManus in fiscal 2012, computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by Mr. McManus during fiscal 2012.

Outstanding Equity Awards as of September 30, 2012

The following table sets forth information regarding unexercised stock options for each of the Named Executive Officers outstanding as of September 30, 2012. We have not awarded stock grants or other equity incentive awards and as such have not made any disclosures regarding such awards.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Awards Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date

John L. McManus	10,000	—		—	$0.97	7/29/2015
	10,000	—		—	$0.91	8/31/2015
	10,000	—		—	$1.12	9/30/2015
	10,000	—		—	$1.15	10/31/2015
	10,000	—		—	$1.03	11/30/2015
	10,000	—		—	$0.95	12/30/2015
	10,000	—		—	$0.89	1/31/2016
	10,000	—		—	$0.90	2/28/2016
	10,000	—		—	$0.80	3/31/2016
	10,000	—		—	$0.75	4/28/2016
	10,000	—		—	$0.60	5/31/2016
	10,000	—		—	$0.81	6/30/2016
	250,000	—		—	$0.75	7/14/2016
	250,000	—		—	$0.90	7/13/2017
	250,000	—		—	$0.32	7/14/2018
	1,000,000	—		—	$0.30	5/6/2019
	250,000	—		—	$0.39	7/30/2019
	250,000	—		—	$0.40	7/14/2020
	1,500,000	—		—	$0.40	7/29/2020
	250,000	—		—	$0.40	7/14/2021
	41,666	208,334	(1)	—	$0.28	7/14/2022

Russell Skibsted	360,000	—		—	$0.60	12/15/2020

David Cavalier	20,000	—		—	$1.85	9/22/2014
	20,000	—		—	$0.90	9/7/2015
	30,000	—		—	$0.85	9/12/2016
	30,000	—		—	$0.55	7/27/2017
	27,750	—		—	$0.40	12/11/2018
	3,750	—		—	$0.29	2/5/2019
	11,250	—		—	$0.33	3/26/2019
	3,750	—		—	$0.38	4/30/2019
	11,250	—		—	$0.35	6/4/2019
	15,000	—		—	$0.39	7/30/2019

(1) Options vest at a rate of approximately 20,833 per month from the grant date for twelve months, provided that John McManus is an employee or consultant of the Company on the applicable vesting date. In the event of a sale of the Company, through a merger or otherwise, all of the options shall be fully vested and immediately exercisable.

Option Exercises and Stock Vested During the Fiscal Year Ended September 30, 2012

No stock options were exercised by any Named Executive Officer during the fiscal year ended September 30, 2012.

We had no stock awards outstanding as of or for the year ended September 30, 2012.

Employment Agreement with John McManus

On July 30, 2010, we and John McManus entered into an amended and restated employment agreement (the “Restated Agreement”). Under the Restated Agreement, Mr. McManus serves as President, Chief Executive Officer and Chief Operating Officer of the Company. Pursuant to the agreement, Mr. McManus is paid $ 33,333 per month.

Under the Restated Agreement, we will also continue to grant Mr. McManus on an annual basis a stock option to purchase 250,000 shares of the Common Stock with an exercise price equal to the closing price of the Common Stock, as reported on the OTCQB, on the day of the grant. The options will vest at a rate of 20,833 shares per month from the grant date for twelve months, provided that Mr. McManus is an employee or consultant of us on the applicable vesting date. In the event of a sale of the Company, through a merger or otherwise, all of the options held by Mr. McManus shall be fully vested and immediately exercisable. In addition, the Restated Agreement provides that Mr. McManus will be entitled to receive a cash bonus of not less than $100,000 if during the term of the Restated Agreement we enter into a definitive agreement for a development or partnership with another life sciences company for the joint development or commercialization of any of our owned or in-licensed patent rights or for a change of control of the Company, including through an acquisition or merger.

The initial term of the Restated Agreement was through June 30, 2011, and the current term is through June 30, 2013 unless terminated earlier. The Restated Agreement will automatically renew for additional one-year periods unless either party gives written notice at least 90 days prior to the commencement of the next 1-year term of the agreement, of such party’s intent not to renew the agreement. If the Restated Agreement is terminated by us for any reason other than for cause, we shall pay Mr. McManus all payments due and owing, if any, under the agreement as if the agreement continued in effect for the full remainder of the current term.

Letter Agreement and Consulting Agreement with Russell Skibsted

On September 1, 2010, we and Russell Skibsted entered into an offer letter agreement, pursuant to which we offered Mr. Skibsted full-time employment as our Senior Vice President, Chief Financial Officer and Secretary commencing upon the announcement of a contract for the development of AEOL 10150 as a medical countermeasure with  the Biomedical Advanced Research and Development Authority (“BARDA”). On February 15, 2011, we announced a contract with BARDA for the development of AEOL 10150 (the “BARDA Contract”) and concurrently appointed Mr. Skibsted to the position of Senior Vice President, Chief Financial Officer and Secretary in accordance with the terms of the Offer Letter.  The Offer Letter provides that Mr. Skibsted will be entitled to a monthly salary of $20,833.33 and that Mr. Skibsted will be entitled to participate in all of our current customary employee benefit plans and programs, subject to eligibility requirements, enrollment criteria and the other terms and conditions of such plans and programs.  In addition, pursuant to the Offer Letter, Mr. Skibsted was granted a stock option to purchase 360,000 shares of the Common Stock under the 2004 Plan. The stock option has an exercise price of $0.60 per share, the closing stock price of our Common Stock on the date of grant, and vested at a rate of 30,000 shares per month over a period of twelve months from the date of grant.

For the period from September 1, 2010 through immediately prior to our announcement of the BARDA Contract, Mr. Skibsted had been providing consulting services to us pursuant to a Consulting Agreement, dated as of September 1, 2010, between us and Mr. Skibsted (the “Skibsted Consulting Agreement”).  Pursuant to the Skibsted Consulting Agreement, Mr. Skibsted received a monthly consulting fee of $15,000 per month.  The Skibsted Consulting Agreement was terminated on February 15, 2011 concurrent with our appointment of Mr. Skibsted as our Senior Vice President, Chief Financial Officer and Secretary pursuant to the Offer Letter.

Consulting Arrangement

Prior to June 30, 2011, McManus & Company, Inc. (“M&C”), which is owned by Mr. John McManus, provided us with administrative, accounting and financial consulting services. In addition, M&C also provided us with our corporate headquarters, facilities management and the outsourcing of the administrative, accounting, finance and accounting functions. Pursuant to an agreement with M&C, we paid M&C a monthly consulting payment of $25,000. During fiscal 2012 and 2011, we paid M&C $0 and $180,000, respectively, in consulting fees pursuant to services rendered by M&C under the agreement.  The agreement terminated on June 30, 2011.

Separation Agreements

We did not enter into any separation agreements during fiscal 2012.

Payments Upon Termination or Change of Control

We have an employment with Mr. John McManus, which provides for payments to Mr. McManus upon termination of employment or a change of control of Aeolus under specified circumstances. For information regarding the specific circumstances that would trigger payments and the provision of benefits, the manner in which payments and benefits would be provided and conditions applicable to the receipt of payments and benefits, see “—Employment Agreement with John McManus.”

The following tables set forth information regarding potential payments and benefits that each Named Executive Officer who was serving as an executive officer on September 30, 2012 would receive upon termination of employment or consulting arrangement or a change of control of Aeolus under specified circumstances, assuming that the triggering event occurred on September 30, 2012.

Summary of Potential Payments Upon Termination or Change of Control

	Termination without Cause				Voluntary Resignation
Value of Options
	Cash	Value of	with Accelerated		Cash
Name	Payments(1)	Benefits(2)	Vesting		Payments

John L. McManus	$299,997	$18,117	$18,750	(3)	—

(1) This amount reflects a lump sum payment equal to the remaining term of the Named Executive Officer’s employment agreement with the Company, from October 1, 2012 through June 30, 2013, assuming notice of termination was given on September 30, 2012.

(2) The amounts in this column reflect the estimated value of health, dental, life and disability insurance that would be provided to the Named Executive Officer pursuant to his employment agreement with the Company for the period from October 1, 2012 through June 30, 2013.

(3) Pursuant to the Named Executive Officer’s employment agreement with the Company, in the event the Named Executive Officer was terminated without cause on September 30, 2012, options to purchase 208,334 shares would have vested. The amounts in this column are calculated based on the difference between $0.37, the closing market price per share of the Common Stock on September 28, 2012, the last trading day of fiscal year 2012, and the exercise price per share of $0.28 for the options subject to accelerated vesting.

	Immediately upon a Change of Control			Termination without Cause in Connection with a Change of Control
Name	Cash Payments(4)	Value of Options with Accelerated Vesting		Cash Payments(6)	Value of Benefits(7)	Value of Options with Accelerated Vesting

John L. McManus	$100,000	$18,750	(5)	$399,997	$18,117	$18,750	(5)

(4) The amounts in this column reflect the lump sum payment payable upon a change of control pursuant to the Named Executive Officer’s employment agreement with the Company in effect on September 30, 2012 assuming a change of control of the Company occurred on September 30, 2012.

(5) Pursuant to the 2004 Plan, all outstanding options shall vest in connection with a change of control of the Company. The amounts in this column are calculated based on the difference between $0.37, the closing market price per share of the Common Stock on September 28, 2012, the last trading day of fiscal year 2012, and the $0.28 exercise price per share of the 208,334 options subject to accelerated vesting.

(6) The amounts in this column reflect the lump sum payment payable pursuant to a termination upon a change of control pursuant to the Named Executive Officer’s employment agreement with the Company in effect on September 30, 2012 assuming a change of control of the Company occurred on September 30, 2012.

(7) The amounts in this column reflect the estimated value of health, dental, life and disability insurance that would be provided to the Named Executive Officer pursuant to his employment agreement with the Company for the period from October 1, 2011 through June 30, 2012.

Summary of Actual Payments Upon Termination of Employment

No payments were made to any Named Executive Officer in connection with a termination of employment during fiscal 2012.

2004 Stock Incentive Plan

For a description of our 2004 Stock Incentive Plan, see “Description of 2004 Stock Incentive Plan” under Matter No. 5 below.

Section 16(a) Beneficial Ownership Reporting Compliance

To our knowledge, there were no reports required under Section 16(a) of the Exchange Act that were not timely filed during the fiscal year ended September 30, 2012, except for: (i) seven Form 4s filed by John Farah, a director, for an option grant made on each of November 7, 2011, December 14, 2011, February 10, 2012, March 20, 2012, May 14, 2012, July 11, 2012 and August 13, 2012; (ii) three Form 4s filed by Joseph J. Krivulka, a director, for an option grant made on each of November 7, 2011, March 20, 2012 and July 11, 2012; (iii) seven Form 4s filed by Amit Kumar, a director, for an option grant made on each of November 7, 2011, December 14, 2011, February 10, 2012, March 20, 2012, May 14, 2012, July 11, 2012 and August 13, 2012; (iv) two Form 4s filed by Michael E. Lewis, a director, for an option grant made on each of November 7, 2011 and July 11, 2012; (v) seven Form 4s filed by Chris Rallis, a director, for an option grant made on each of November 7, 2011, December 14, 2011, February 10, 2012, March 20, 2012, May 14, 2012, July 11, 2012 and August 13, 2012; and (vi) three Form 4s filed by Peter D. Suzdak, a director, for an option grant made on each of November 7, 2011, March 20, 2012 and July 11, 2012. Each of the Form 4s was filed late inadvertently.

Certain Related Transactions

Aeolus has adopted a policy that all transactions between Aeolus and its executive officers, directors and other affiliates must be approved by a majority of the members of the Board and by a majority of the disinterested members of the Board, and must be on terms no less favorable to Aeolus than could be obtained from unaffiliated third parties.

Consulting Agreement

Through June 2011, M&C, which is owned by Mr. John McManus, provided us with administrative, accounting and financial consulting services. In addition, M&C provided us with our corporate headquarters, facilities management and the outsourcing of the administrative, accounting, finance and accounting functions. Pursuant to an agreement with M&C, we paid M&C a monthly consulting payment of $25,000. During fiscal 2012 and 2011, we paid M&C $0 and $180,000, respectively, in consulting fees pursuant to services rendered by M&C under the agreement.  The agreement terminated on June 30, 2011.

March and April 2012 Financing

On March 30, 2012 and April 4, 2012, we entered into a Securities Purchase Agreement with certain accredited investors (the “Purchasers”) to sell and issue to the Purchasers an aggregate of approximately 2,200,166 units (the “Units”) at a purchase price of $0.30 per Unit, resulting in aggregate gross proceeds to us of approximately $660,049.90 (the “Private Placement”).  Each Unit consists of (i) one share of Common Stock and (ii) a five year warrant to purchase 0.75 shares of Common Stock.  The warrants have an initial exercise price of $0.40 per share. One of the Purchasers in the April 4, 2012 closing was Joseph Krivulka, a member of the Board, who purchased 333,333 Units, resulting in aggregate proceeds to us of $99,999.90.  In connection with the Purchase Agreement, we also entered into a Registration Rights Agreement with the Purchasers, pursuant to which we agreed, among other things, to file a registration statement with the SEC to register the resale of: (1) the shares of Common Stock issued pursuant to the Private Placement, and (2) the shares of Common Stock issuable upon exercise of the Warrants.

MATTER NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Our Board has selected Grant Thornton LLP as our independent registered public accounting firm to audit our financial statements for fiscal year ending September 30, 2013, and our stockholders ratified the appointment of Haskell & White LLP pursuant to the Written Consent. Grant Thornton LLP, Irvine, California, which was appointed our independent registered public accounting firm on July 6, 2011, audited our financial statements for the fiscal years ended September 30, 2011 and September 30, 2012 and is currently serving as our independent registered public accounting firm. The Audit Committee approved this appointment. Grant Thornton LLP has represented to us that it is independent with respect to the Company within the meaning of the published rules and regulations of the SEC.

During the fiscal years ended September 30, 2009 and September 30, 2010 and through July 6, 2011, we did not consult Grant Thornton LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events as set forth in Item 304(a)(2)(ii) of Regulation S-K.

Stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm is not required under the laws of the State of Delaware, by our Bylaws or otherwise. However, the Board submitted the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. Even upon the effectiveness of the ratification, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Prior Independent Registered Public Accounting Firm

Prior to the appointment of Grant Thornton LLP as our independent registered public accounting firm, Haskell & White LLP, Irvine, California, which was appointed our independent registered public accounting firm on September 9, 2005, audited our financial statements for the fiscal years ended September 30, 2005, 2006, 2007, 2008, 2009 and 2010 and served as our independent registered public accounting firm through July 6, 2011.

The audit report issued by Haskell & White LLP for the fiscal year ended September 30, 2010 did not contain any adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of Haskell & White LLP on our financial statements for the fiscal year ended September 30, 2010  included an explanatory paragraph noting that there was substantial doubt about our ability to continue as a going concern.

During the fiscal year ended September 30, 2010 and through July 6, 2011, there were no disagreements between us and Haskell & White LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Haskell & White LLP, would have caused Haskell & White LLP to make reference thereto in its report on our financial statements for such years.

No reportable event described in Item 304(a)(1)(v) of Regulation S-K occurred during the fiscal year ended September 30, 2010 and through July 6, 2011 other than the material weaknesses in our  internal controls over financial reporting due to the lack of segregation of duties and weaknesses in financial reporting and close processes for the year ended September 30, 2010.  As we disclosed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 16, 2011, we hired additional full-time employee resources for the accounting and finance functions in February 2011, including a Chief Financial Officer and a Controller, thus providing additional personnel resources which can be used to both segregate duties and strengthen the policies and procedures over the financial close and reporting processes.

We provided Haskell & White LLP with a copy of the foregoing disclosures and requested that Haskell & White LLP furnish us with a letter addressed to the SEC stating whether or not Haskell & White LLP agreed with the above statements. Haskell & White LLP furnished such a letter, dated July 7, 2011, and a copy was filed as Exhibit 16.1 to our Current Report on Form 8-K that was filed with the SEC on July 8, 2011.

Independent Registered Public Accounting Firm – Fees

The following table shows the aggregate fees accrued by us for audit and other services for the fiscal years ended September 30, 2012 and September 30, 2011 provided by Grant Thornton LLP.

Total
Fiscal Year 2012
Audit Fees (1)	$132,502
Audit-Related Fees	—
Tax Fees	—
All Other Fees	15,900
Total Fees Fiscal Year 2012	$148,402
Total
Fiscal Year 2011
Audit Fees (1)	$106,826
Audit-Related Fees	—
Tax Fees	—
All Other Fees	—
Total Fees Fiscal Year 2011	$106,826

(1) Represents fees billed for professional services rendered for the audit and/or reviews of our financial statements and in connection with our statutory and regulatory filings or engagements.

All fees described above were approved by our Audit Committee. Pursuant to its Charter, the Audit Committee may establish pre-approval policies and procedures, subject to SEC and Nasdaq rules and regulations, to approve audit and permissible non-audit services. However, it has not yet done so.

Report of the Audit Committee

The Audit Committee has:

●	reviewed and discussed our audited financial statements with management and Grant Thornton LLP, the independent registered public accounting firm;

●
discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (AICPA, Professional Standards, Vol. 1, AU Section 380), Communications with Audit Committees, as may be modified or supplemented; and

●
received from Grant Thornton LLP the written disclosures and the letter regarding their communications with the Audit Committee concerning independence as required by the Public Company Accounting Oversight Board and discussed the auditors’ independence with them.

In addition, the Audit Committee has met separately with management and with Grant Thornton LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 for filing with the SEC. The Audit Committee also has selected and engaged Grant Thornton as Aeolus Pharmaceuticals, Inc.’s independent auditors for the fiscal year ending September 30, 2013.

The Board of Directors has determined that all of the members of the Audit Committee meet the Nasdaq Audit Committee independence standards, as currently in effect. The Board of Directors has also determined that Mr. Rallis is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

Submitted by:	The Audit Committee

Chris A. Rallis, Chairman
John M. Farah, Jr., Ph.D.
Amit Kumar, Ph.D.

The foregoing Audit Committee Report shall not be deemed to be soliciting material or deemed to be filed with the SEC or incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by Aeolus in any such filing.

MATTER NO. 3

AMENDMENT AND RESTATEMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO UPDATE AND SIMPLIFY THE DOCUMENT AND TO REMOVE OBSOLETE PROVISIONS

On October 8, 2012, our Board unanimously adopted resolutions approving, declaring advisable and recommending to the stockholders for their approval an amendment and restatement of our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to update and simplify the document and to remove obsolete provisions. Pursuant to the law of Delaware, our state of incorporation, our Board must adopt any amendment and restatement to our Certificate of Incorporation and submit the amendment and restatement to our stockholders for their approval. Under Delaware law, the Written Consent is sufficient to approve the amendment and restatement of our Certificate of Incorporation without the vote or consent of any other stockholders of the Company. The form of the Amended and Restated Certificate of Incorporation approved pursuant to the Written Consent is set forth on Exhibit B, and the version that will be filed with the Secretary of State of the State of Delaware will be substantially as set forth on Exhibit B (subject to any changes required by applicable law).

Purposes and Effect of the Amended and Restated Certificate of Incorporation

The Amended and Restated Certificate of Incorporation will be effective once filed with the Secretary of State of the State of Delaware. Upon effectiveness, the Amended and Restated Certificate of Incorporation will update and simplify our Certificate of Incorporation and eliminate provisions relating to certain historical matters. The primary purpose for the amendment and restatement is to integrate all previous amendments to the Certificate of Incorporation, to delete obsolete provisions as allowed under Delaware law, and to make certain conforming changes. Upon effectiveness of the Amended and Restated Certificate of Incorporation, our Certificate of Incorporation will be unified into a more readable and user-friendly document that omits obsolete provisions.

Summary of Changes to the Certificate of Incorporation

Consolidation of Amendments

We were originally incorporated under the laws of State of Delaware on April 10, 1995 under the name “Renaissance Cell Technologies, Inc.” Since that time, we have changed our corporate name four times, most recently changing our corporate name to “Aeolus Pharmaceuticals, Inc.” on July 14, 2004.  In addition to adopting amendments to the Certificate of Incorporation to effect changes to our corporate name, we have adopted several amendments that have amended and restated Article Fourth of the Certificate of Incorporation to increase our authorized shares. Upon effectiveness of the Amended and Restated Certificate of Incorporation, all of these changes will be consolidated into a single document, making it easier to read and eliminating the need to refer to several subsequent amendments to the Certificate of Incorporation.

Removal of Obsolete Provisions and Merger of Former Parent Entity

Our current Certificate of Incorporation, as certified by the Secretary of State of the State of Delaware, includes a certificate of ownership and merger of parent and subsidiary, as well as a merger agreement, pursuant to which Incara Pharmaceuticals Corporation, our former parent entity, was merged with and into Aeolus Pharmaceuticals, Inc. on November 20, 2003, with Aeolus Pharmaceuticals, Inc. continuing as the surviving corporation.  Upon effectiveness of the Amended and Restated Certificate of Incorporation, this certificate of merger and the merger agreement will be deleted from the document since the merger occurred several years ago and the references to the merger are therefore obsolete and no longer necessary under Delaware law.

Removal of Series A Preferred Stock

The Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock to the Certificate of Incorporation (the “Certificate of Designations”) authorized 1,250,000 shares of Preferred Stock as “Series A Preferred Stock” (the “Series A Preferred”). On November 21, 2005, an aggregate of 1,250,000 shares of Series A Preferred were issued to certain institutional accredited investors (the “Series A Holders”) pursuant to a Purchase Agreement. In June 2006, all of the outstanding shares of Series A Preferred issued to the Series A Holders were converted into Common Stock pursuant to the Certificate of Designations and a Conversion Agreement with the Series A Holders, and no shares of Series A Preferred are currently issued or outstanding. The Series A Preferred was specifically authorized to facilitate the transaction with the Series A Holders. This transaction has been fully performed. As a result, upon effectiveness of the Amended and Restated Certificate of Incorporation, the Certificate of Designation will be deleted in its entirety.

Updates to Indemnification Language

Upon effectiveness, the Amended and Restated Certificate of Incorporation will also effect certain changes to the indemnification language included in the Certificate of Incorporation to update the language in light of current conventions.  Specifically, Article Sixth of the Certificate of Incorporation currently provides that we will indemnify and advance expenses to the each person who is or was a director or officer of ours to the extent permitted by Section 145 of the DGCL. Similarly, Article Eighth of the Certificate of Incorporation currently provides for the elimination of personal liability for our directors to the full extent permitted by Section 102(b)(7) of the DGCL.  Section 102(b)(7) of the DGCL permits corporations to adopt provisions eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director in certain circumstances.

Upon effectiveness of the Amended and Restated Certificate of Incorporation, we will continue to provide indemnification and advancement of expenses to individuals in certain circumstances and will also provide that, to the fullest extent permitted by law, directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty.  However, rather than refer specifically to Sections 145 and 102(b)(7) of the DGCL, the Amended and Restated Certificate of Incorporation provides that we will take these actions to the fullest extent permitted by law, which is currently the more conventional approach that companies use in providing indemnification and limitation of liability to directors or officers. While the effect of the language in both versions of the Certificate of Incorporation is the same, amending the language so that it does not refer to the specific section of the DGCL is preferable because the laws may change over time and specific section references may become obsolete. In addition to the foregoing changes, the Amended and Restated Certificate of Incorporation specifically provides that the right to indemnification and advancement of expenses will also be extended to directors and officers where such persons serve at our request as a director, officer, employee or agent of any other corporation or entity. The Amended and Restated Certificate of Incorporation also adds language providing that any amendment, repeal or modification of new Article Eighth shall not adversely affect any right or protection of any person in respect of any act or omission occurring prior to the time of such amendment, repeal or modification. It also provides that any amendment, repeal or modification of new Article Ninth shall apply to or have any effect on the liability or alleged liability of any director of ours for or with respect to acts or omissions occurring prior to such amendment, repeal or modification.  The effect of adding this language in Articles Eighth and Ninth of the Amended and Restated Certificate of Incorporation is to protect our directors and officers and ensure that they are either indemnified or not personally liable if the omissions or actions giving rise to the claim occurred prior to the time of amendment, repeal or modification to Articles Eighth and Ninth of the Amended and Restated Certificate of Incorporation, respectively.

Forum Selection Provision

Finally, the Amended and Restated Certificate of Incorporation includes a new Article Twelfth that provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of us, (2) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of ours to us or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or our Bylaws, or (4) any action asserting a claim governed by the internal affairs doctrine.

The Board adopted the Amended and Restated Certificate of Incorporation because it believes that our stockholders will benefit from having disputes of this nature litigated in the Court of Chancery of the State of Delaware because the Court of Chancery of the State of Delaware is specifically known for its: (1) well-established body of corporate case law, (2) respected and knowledgeable judiciary in business matters, and (3) ability to expedite disputes and avoid lengthy litigation. In addition, this provision will reduce the risk that we could be involved in duplicative litigation in more than one forum, as well as the risk that the outcome of cases in multiple forums could be inconsistent, even though each forum purports to follow Delaware law. Moreover, the provision also gives the Board the flexibility to consent to an alternative forum. Accordingly, we have added this new Article Twelfth because it will allow us to resolve any future disputes of this nature in an expeditious and efficient manner.

Procedures for Filing Amended and Restated Certificate of Incorporation; Effective Time

The Amended and Restated Certificate of Incorporation will become effective upon the filing of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware; which we intend to do promptly following the date hereof. The actual timing of any such filing will be made by the Board at such time as the Board believes to be most advantageous to us and our stockholders. The form of the Amended and Restated Certificate of Incorporation approved pursuant to the Written Consent is set forth on Exhibit B, and the version that will be filed with the Secretary of State of the State of Delaware will be substantially as set forth on Exhibit B (subject to any changes required by applicable law).

MATTER NO. 4

AUTHORIZATION OF THE BOARD OF DIRECTORS TO, IN ITS DISCRETION, AMEND OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO OF ONE-FOR-SEVEN TO ONE-FOR-FIFTEEN, SUCH RATIO TO BE DETERMINED BY THE BOARD

On October 8, 2012, our Board unanimously adopted resolutions approving, declaring advisable and recommending to the stockholders for their approval a proposal to authorize the Board, in its discretion, to amend our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding Common Stock at a ratio in the range of one-for-seven to one-for-fifteen, such ratio to be determined by the Board. Pursuant to the law of Delaware, our state of incorporation, our Board must adopt any amendment to our Certificate of Incorporation and submit the amendment to our stockholders for their approval. Under Delaware law, the Written Consent is sufficient to approve the amendment of our Certificate of Incorporation without the vote or consent of any other stockholders of the Company. Approval of this amendment granted the Board the authority (but not the obligation), without further action by the stockholders, to carry out such action any time after November [●], 2012 (the effective date of the Written Consent) that the Board believes to be most advantageous to us and to our stockholders, and prior to the earlier to occur of (i) our Annual Meeting of Stockholders in 2014, and (ii) May 31, 2014, with the exact exchange ratio and timing to be determined at the discretion of the Board. The exchange ratio range of one-for-seven to one-for-fifteen was based on the recent trading price of our Common Stock. The form of the amendment to our Certificate of Incorporation to effect a reverse stock split approved pursuant to the Written Consent is set forth on Exhibit C, and, if the Board in its sole discretion determines to effect the reverse stock split, the version that would be filed with the Secretary of State of the State of Delaware would be substantially as set forth on Exhibit C (subject to any changes required by applicable law).  Although the Written Consent provides the Board with the authority to carry out a reverse stock split, the Board is not obligated to do so.

Purpose of the Reverse Stock Split

Our Board approved the authorization to effect the reverse stock split and submitted it to our stockholders for approval with the primary intent of increasing the market price of our Common Stock to enhance our ability to meet the initial listing requirements of The NASDAQ Stock Market or NYSE Amex and to make our Common Stock more attractive to a broader range of institutional and other investors.  In addition to increasing the market price of our Common Stock, we believe that the reverse stock split would also reduce certain of our costs, as discussed below.

We believe that the reverse stock split would enhance our ability to obtain an initial listing on The NASDAQ Stock Market or NYSE Amex.  The NASDAQ Stock Market requires, among other items, an initial bid price of least $4.00 per share (or $2.00 depending on the applicable listing standard) and following initial listing, maintenance of a continued price of at least $1.00 per share.  The NYSE Amex requires an initial listing bid price of $3.00 (or $2.00 depending on the applicable listing standard). Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that the reverse stock split would allow us to meet or maintain the minimum bid prices for The NASDAQ Stock Market, the NYSE Amex or any other stock exchange. Our Common Stock, which is currently quoted on the OTCQB under the symbol “AOLS”, does not currently meet any of these requirements.

Additionally, we believe that the reverse stock split may make our Common Stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public.  Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers.  In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers.  Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. In addition, certain Financial Industry Regulatory Authority, Inc. regulations can restrict brokers from recommending securities that are traded on the over-the-counter markets in certain circumstances. Accordingly, we believe a listing on The NASDAQ Stock Market, the NYSE Amex or another stock exchange would make our Common Stock more attractive to potential investors than our current OTCQB listing, which also could enhance the liquidity of the holders of our Common Stock and improve our ability to raise capital.

Reducing the number of outstanding shares of our Common Stock through the reverse stock split would be intended, absent other factors, to increase the per share market price of our Common Stock.  However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock.  As a result, there can be no assurance that the reverse stock split, if completed, would result in the intended benefits described above, that the market price of our Common Stock would increase following the reverse stock split or that the market price of our Common Stock would not decrease in the future.  Additionally, we cannot assure you that the market price per share of our Common Stock after a reverse stock split would increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our Common Stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

In addition, the intended increase in our stock price could decrease price volatility, as currently small changes in the price of the Common Stock result in relatively large percentage changes in the stock price.

Board Discretion to Implement the Reverse Stock Split

Pursuant to and following the effective date of the Written Consent, the Board has the authority, but not the obligation, in its sole discretion and without any further action on the part of the stockholders, to carry out a reverse stock split only upon the Board’s determination that a reverse stock split would be in the best interests of our stockholders at that time. The reverse stock split, if implemented, would be effected at a time that the Board determines to be most advantageous to us and to our stockholders. The Board would then set the ratio for the reverse stock split within the range approved by the stockholders pursuant to the Written Consent and in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the reverse stock split is to be implemented. In determining the ratio, the Board may consider, among other things:

●	the historical prices and trading volume of our Common Stock;

●	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the reverse stock split on the trading market for our Common Stock;

●	the aggregate market value of our Common Stock held by non-affiliates;

●	the outlook for the trading price of our Common Stock.;

●	threshold prices of brokerage houses or institutional investors that could impact their ability to invest or recommend investments in our Common Stock;

●	our stockholders’ equity at such time;

●	our ability to satisfy the initial listing requirements of well recognized stock exchanges, such as The NASDAQ Stock Market or the NYSE Amex; and

●	prevailing general market and economic conditions.

Although the Written Consent provides the Board with the authority to carry out a reverse stock split, the Board is not obligated to do so. If the Board determines to effect the reverse stock split, it intends to select a reverse stock split ratio that it believes would be most likely to achieve the anticipated benefits of the reverse stock split described above.

Procedures for Effecting the Reverse Stock Split and Filing Amended and Restated Certificate of Incorporation to Effect the Reverse Stock Split

The amendment of our Certificate of Incorporation to effect the reverse stock split, if any, would become effective upon the filing of the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The actual timing of any such filing would be made by the Board at such time as the Board believes to be most advantageous to us and our stockholders. The form of the amendment to our Certificate of Incorporation to effect a reverse stock split approved pursuant to the Written Consent is set forth on Exhibit C, and, if the Board in its sole discretion determines to effect the reverse stock split, the version that would be filed with the Secretary of State of the State of Delaware would be substantially as set forth on Exhibit C (subject to any changes required by applicable law).

Principal Effects of the Reverse Stock Split

Effect on Existing Common Stock.

If the reverse stock split is implemented, the number of shares of Common Stock issued and outstanding would be reduced from 62,731,963 shares (as of October 9, 2012) to between approximately 4,182,130 shares and 8,961,709 shares, depending on which exchange ratio is ultimately effected and when the reverse stock split is effected. As described below under “—Mechanics of the Reverse Stock Split—Fractional Shares,” cash would be paid in lieu of the issuance of fractional shares.  Subject to the treatment of fractional shares, (1) the change in the number of shares of Common Stock outstanding that would result from the reverse stock split would not affect any stockholder’s percentage ownership in the Company, and (2) the relative voting and other rights that accompany the shares of Common Stock would not be affected by the reverse stock split.

Although the reverse stock split would not have any dilutive effect on our stockholders (other than de minimis adjustments that may result from the treatment of fractional shares), the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance would decrease because the number of authorized shares of Common Stock would remain at 200,000,000.  As a result, additional authorized shares of Common Stock would be available for issuance at such times and for such purposes as the Board may deem advisable without further action by our stockholders, except as required by applicable laws and regulations.  Notwithstanding the foregoing, we currently have no plans, arrangements or understandings, whether written or oral, to issue any of the shares that will be newly available following the reverse stock split. Please see “Potential Anti-Takeover Effects” below for more information.

If the reverse stock split is effected, we would continue to be subject to the periodic reporting and other requirements of the Exchange Act.  Our Common Stock would continue to be listed on the OTCQB under the symbol “AOLS,” subject to any decision of our Board to list our securities on a stock exchange if we meet the listing requirements of any such exchange.

Effect on Existing Preferred Stock

The total authorized shares of Preferred Stock is 10,000,000, of which 1,250,000 shares have been designated Series A Convertible Preferred Stock (“Series A Preferred Stock”) and 1,600,000 shares have been designated Series B Convertible Preferred Stock (“Series B Preferred Stock”). As of October 9, 2012, no shares of Series A Preferred Stock were outstanding and 526,080 shares of Series B Preferred Stock were outstanding.  Each share of Series B Preferred Stock is currently convertible into one share of Common Stock and we have reserved 526,080 shares of Common Stock for issuance upon the conversion of our outstanding shares of Series B Preferred Stock. Pursuant to the terms of the Preferences and Rights of the Series B Preferred Stock, if we combine our outstanding shares of Common Stock into a smaller number of shares, as contemplated by the reverse stock split, the conversion rate of the Series B Preferred Stock would be proportionately adjusted.  Accordingly, upon effectiveness of the reverse stock split, the number of shares issuable upon conversion of the Series B Preferred Stock would be decreased in accordance with the exchange ratio selected by the Board if the reverse stock split is effected and we would proportionately decrease the number of shares reserved for issuance upon conversion of the Series B Preferred Stock. Other than as described in this paragraph, all of the rights, preferences and other privileges of our Preferred Stock would remain unchanged following the reverse stock split.  Following the reverse stock split, the total number of authorized shares of Preferred Stock, Series A Preferred Stock and Series B Preferred Stock and the number of outstanding shares of Series B Preferred Stock would remain unchanged.

Effect on Equity Compensation Plans and Outstanding Warrants

The reverse stock split would reduce the number of shares of Common Stock available for issuance under the 2004 Plan in proportion to the exchange ratio selected by the Board if the reverse stock split is effected.

Under the terms of our outstanding equity awards and warrants, the reverse stock split would cause a reduction in the number of shares of Common Stock issuable upon exercise or vesting of such awards and warrants in proportion to the exchange ratio selected by the Board if the reverse stock split is effected and would cause a proportionate increase in the exercise price of such awards and warrants such that upon exercise, the aggregate exercise price payable by the optionee or warrantholder, as applicable, would remain the same.  In each case, any fractional share resulting from an adjustment pursuant to the foregoing would generally be rounded down to the nearest whole number, and the exercise price per share would generally be rounded up to the nearest whole cent.

The following table contains approximate information relating to our Common Stock, our Preferred Stock, our options and our warrants under each of the possible split ratios (without giving effect to the treatment of fractional shares discussed below in“—Mechanics of the Reverse Stock Split—Fractional Shares”), based on share information as of October 9, 2012.

	October 9, 2012	One-for-seven	One-for-twelve	One-for-fifteen
Number of authorized shares of Common Stock	200,000,000	200,000,000	200,000,000	200,000,000

Number of outstanding shares of Common Stock	62,731,963	8,961,709	5,227,663	4,182,130

Number of authorized shares of Preferred Stock	10,000,000	10,000,000	10,000,000	10,000,000

Number of authorized shares of Series A Preferred Stock	1,250,000	1,250,000	1,250,000	1,250,000

Number of outstanding shares of Series A Preferred Stock	0	0	0	0

Number of authorized shares of Series B Preferred Stock	1,600,000	1,600,000	1,600,000	1,600,000

Number of outstanding shares of Series B Preferred Stock	526,080	526,080	526,080	526,080

Number of shares of Common Stock reserved for issuance upon exercise of outstanding stock options and warrants	72,477,324	10,353,903	6,039,777	4,831,821

Number of shares of Common Stock reserved for issuance upon conversion of outstanding Series B Preferred Stock	526,080	75,154	43,840	35,072

Number of shares of Common Stock reserved for issuance in connection with future awards under our equity compensation plans (1)	2,250,909	321,558	187,575	150,060

Number of authorized and unreserved shares of Common Stock not outstanding	64,790,713	9,255,816	5,399,226	4,319,380

(1) Assumes the amendment to the Company’s 2004 Stock Incentive Plan, as amended, to increase the aggregate number of shares of the Company’s common stock authorized for issuance from 15,000,000 shares to 25,000,000 shares, becomes effective.

Potential Anti-Takeover Effects

Since the reverse stock split would result in increased available shares, it may be construed as having an anti-takeover effect. Although neither the Board nor management views the reverse stock split as an anti-takeover measure, we could use the increased available shares to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. For example, we could privately place shares with purchasers who might side with the Board in opposing a hostile takeover bid or issue shares to a holder which would, thereafter, have sufficient voting power to assure that any proposal to amend or repeal our Amended and Restated Bylaws or certain provisions of the Certificate of Incorporation would not receive the requisite vote.  Our Board is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the authorization to effect a reverse stock split was not adopted to thwart any such efforts.

Accounting Matters

If implemented, the par value per share of our Common Stock would remain unchanged at $0.01 per share after the reverse stock split.  As a result of the reverse stock split, at the effective time, the stated capital on our balance sheet attributable to the Common Stock, which consists of the par value per share of the Common Stock multiplied by the aggregate number of shares of the Common Stock issued and outstanding, would be reduced in proportion to the reverse stock split ratio. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of Common Stock, would be credited with the amount by which the stated capital would be reduced. Our stockholders’ equity, in the aggregate, would remain unchanged.  In addition, the per share net income or loss of our Common Stock, for all periods, would be restated because there would be fewer outstanding shares of Common Stock.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, the reverse stock split is not intended to be the first step in a “going private transaction,” within the meaning of Rule 13e-3 of the Exchange Act, and would not produce, either directly or indirectly, any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 of the Exchange Act.

Effective Date

If the reverse stock split is implemented, we would file a Certificate of Amendment with the Secretary of State of the State of Delaware. The reverse stock split would become effective upon the filing of the Certificate of Amendment. No further action on the part of stockholders would be required to either effect or abandon the reverse stock split. If the Board does not implement the reverse stock split prior to the earlier to occur of (i) our Annual Meeting of Stockholders in 2014, and (ii) May 31, 2014, the authority granted pursuant to the Written Consent to implement the reverse stock split will terminate. The Board reserves its right to elect not to proceed, and to abandon the reverse stock split in its entirety, if it determines, in its sole discretion, that the reverse stock split is no longer in the best interests of our stockholders.

Mechanics of the Reverse Stock Split

Exchange of Stock Certificates

If the reverse stock split is implemented, each certificate representing pre-split shares would, until surrendered and exchanged as described below, for all corporate purposes, be deemed to represent, respectively, only the number of post-reverse stock split shares. Shortly after the reverse stock split becomes effective, stockholders would be notified and offered the opportunity at their own expense to surrender their current certificates to our transfer agent in exchange for the issuance of new certificates reflecting the reverse share split. In connection with the reverse stock split, the CUSIP number for the Common Stock would change from its current CUSIP number. This new CUSIP number would appear on any new stock certificates issued representing post-reverse stock split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY SHARE CERTIFICATE(S) UNTIL FOLLOWING THE ANNOUNCEMENT BY US OF THE COMPLETION OF THE REVERSE STOCK SPLIT.

Effect on Registered “Book-entry” Holders of Common Stock

Holders of Common Stock may hold some or all of their Common Stock electronically in book-entry form (“street name”). These stockholders do not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.  If the reverse stock split is implemented and you hold registered Common Stock in book-entry form, you do not need to take any action to receive your post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-reverse stock split shares, a transaction statement would automatically be sent to your address of record indicating the number of shares you hold.  If you are entitled to a payment in lieu of any fractional share interest, a check would be mailed to you at your registered address as soon as practicable after our transfer agent completes the aggregation and sale described below in “—Fractional Shares.” By signing and cashing this check, you would warrant that you owned the shares for which you received a cash payment.

Effect on Registered Certificated Stockholders

Some of our stockholders hold their shares in certificate form or a combination of certificate and book-entry entry form. If the reverse stock split is implemented and any of your shares are held in certificate form, you would receive a transmittal letter from our transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal would contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. Upon receipt of your pre-reverse stock split certificate(s), you would be issued the appropriate number of shares electronically in book-entry form, and if you are entitled to a payment in lieu of any fractional share interest, payment would be made as described below under “—Fractional Shares.” No new shares in book-entry form would be issued and no payment in lieu of any fractional share interest would be made to you until you surrender your outstanding pre-reverse stock split certificate(s), together with the properly completed and executed letter of transmittal, to our transfer agent. At any time after receipt of your book-entry statement, you may request a stock certificate representing your ownership interest.

Fractional Shares

If implemented, no fractional shares would be issued in connection with the reverse stock split. Instead, stockholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the reverse stock split is not evenly divisible by the split ratio ultimately selected by the Board would receive cash (without interest) in lieu of such fractional shares in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable. Stockholders who own their shares in certificated form would receive such cash payment in lieu of fractional shares following the surrender of their pre-split certificate(s) for post-reverse stock split shares. The ownership of a fractional share interest would not give the holder any voting, dividend or other rights, except to receive the above-described cash payment. We would be responsible for any brokerage fees or commissions related to the transfer agent’s selling in the open market shares that would otherwise be fractional shares.

Dissenters’ or Appraisal Rights

Under the DGCL, our stockholders are not entitled to any dissenters’ or appraisal rights with respect to the reverse stock split, and we would not independently provide stockholders with any such right.

U.S. Federal Income Tax Considerations

The following summary of the federal income tax consequences of a reverse stock split, if any, is for general information only. The summary does not address stockholders subject to special rules, such as persons who acquired shares of the Common Stock in compensatory transactions, certain financial institutions, tax-exempt entities, regulated investment companies, insurance companies, partnerships or other pass-through entities, persons who are not U.S. citizens or taxed as U.S. resident aliens, persons subject to the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting, individual retirement accounts or tax-deferred accounts, dealers in securities, commodities or currencies, persons holding shares in connection with a hedging transaction, “straddle,” conversion transaction or a synthetic security or other integrated transaction, and stockholders whose “functional currency” is not the U.S. dollar. This summary is based on current law, including the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions, existing and proposed Treasury Regulations, and interpretations of the foregoing, all as of September 30, 2012. All of the foregoing authorities are subject to change (possibly with retroactive effect) and any such change may result in U.S. federal income tax consequences to a stockholder that are materially different from those described below. This summary does not address tax considerations under state, local, foreign, and other laws.

Taxation of the Company.  We would not recognize any gain or loss as a result of the reverse stock split.

Taxation of Stockholders.  The reverse stock split would be intended to constitute a reorganization within the meaning of Section 368 of the Code. Accordingly, a stockholder generally would not recognize gain or loss for U.S. federal income tax purposes on the reverse stock split (except with respect to any cash received in lieu of a fractional share as described below). The aggregate adjusted basis of the post-reverse stock split shares would be the same as the aggregate adjusted basis of the pre-reverse stock split shares exchanged therefore (excluding any portion of the stockholder’s basis allocated to fractional share interests), and the holding period(s) of the post-reverse stock split shares received would include the stockholder’s respective holding period(s) for the pre-reverse stock split shares exchanged.

Because the cash payment for fractional share interests represents a mere mechanical rounding off incident to the recapitalization, a stockholder who receives cash for fractional shares should generally recognize gain or loss, as the case may be, for U.S. federal income tax purposes measured by the difference between the amount of cash received and the tax basis of such stockholder’s pre-reverse stock split shares corresponding to the fractional share interest. Such gain or loss would be capital gain or loss (if such stock was held as a capital asset), and any such capital gain or loss would generally be long-term capital gain or loss to the extent such stockholder’s holding period exceeds 12 months. The deductibility of capital losses may be subject to certain limitations.

Backup Withholding.  A non-corporate stockholder may be subject to backup withholding at a 28% rate on cash payments received pursuant to the reverse stock split unless such stockholder provides a correct taxpayer identification number to the stockholder’s broker or to the Company and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional U.S. federal income tax. Rather, any amount withheld under these rules would be creditable against the stockholder’s U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. We have not sought, and would not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the United States federal income tax consequences of the reverse stock split and there can be no assurance the IRS would not challenge the statements and conclusions set forth in this discussion or that a court would not sustain any such challenge.

ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM, HER OR IT OF A REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND/OR FOREIGN INCOME TAX AND OTHER LAWS.

MATTER NO. 5

AMENDMENT OF OUR 2004 STOCK INCENTIVE PLAN, AS AMENDED, TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 15,000,000 SHARES TO 25,000,000 SHARES

Our 2004 Stock Option Plan was adopted by our Board on September 22, 2004 and first approved by our stockholders on March 8, 2005. The 2004 Plan was amended on December 13, 2004, March 25, 2007 and March 25, 2010. The Written Consent approved an amendment to the Plan to increase the number of shares of our common stock reserved for issuance under the Plan by 10,000,000 shares from 15,000,000 to 25,000,000. This amendment of the 2004 Plan will be effective as of November [●], 2012. The 2004 Plan as amended by the Written Consent is attached as Exhibit D to this Information Statement.

Summary of Amendment

The Written Consent approved an amendment to the 2004 Plan to increase the number of shares of our common stock reserved for issuance under the 2004 Plan by 10,000,000 shares. The Board approved the proposed amendment on October 8, 2012. Upon effectiveness of the Amendment, we intend to file a registration statement on Form S-8 under the Securities Act of 1933, as amended, in order to register the sale of shares of Common Stock that are the subject of equity awards made under the 2004 Plan.

Description of 2004 Stock Incentive Plan

The following is a summary of the 2004 Plan as proposed to be amended, which is qualified in its entirety by reference to the full text of 2004 Plan as proposed to be amended, which is set forth on Exhibit D.

Purpose

The purpose of the 2004 Plan is to assist us in recruiting and retaining qualified employees, consultants, advisors and non-employee directors and to allow us to build a satisfying long-term relationship with these individuals through recognition of their contributions to our affiliates and to us. The 2004 Plan provides for the grant of non-statutory stock options (“NSOs”), options intended to qualify as incentive stock options (“ISOs”) under Section 421(b) of the Code, and restricted stock awards.

Administration

The 2004 Plan is administered by the Board and the Compensation Committee (the “Plan Administrator”). Subject to the limitations set forth in the 2004 Plan, the Plan Administrator selects who will receive awards under the 2004 Plan, and determines the amount, exercise or purchase price, vesting requirements and other conditions of each award. In addition, the Plan Administrator establishes the guidelines and forms for implementing the 2004 Plan and is responsible for interpreting and making all decisions regarding the operation of the 2004 Plan. The Plan Administrator’s decisions are final and binding upon all participants in the 2004 Plan.

Eligibility and Shares Subject to the 2004 Plan

Under the 2004 Plan, 15,000,000 shares of our Common Stock have currently been reserved for issuance (not including 10,000,000 shares which are subject to the amendment approved by the Written Consent) either by direct sale or upon exercise of options granted to our employees (including our officers and directors who are also employees), non-employee directors, and consultants and advisors who provide services to us as independent contractors. ISOs may be granted only to our employees who are paid from our payroll. NSOs and restricted stock awards may be granted to our employees, consultants and non-employee directors.

The 2004 Plan provides that grants made to any person in a single calendar year may not cover more than 25,000,000 shares of Common Stock. Any shares subject to outstanding options or restricted stock awards granted under the 2004 Plan that expire, terminate or are canceled without having been exercised or vested in full shall again become available for further grant under the 2004 Plan. If shares issued under the 2004 Plan are forfeited, they also become available for new grants.

As of September 30, 2012, we had five employees, one consultant and six non-employee directors eligible to participate in the 2004 Plan.

As of September 30, 2012, options to purchase an aggregate of 7,749,091 shares of our Common Stock at a weighted average exercise price of $0.47 per share were outstanding under the 2004 Plan. No other awards were outstanding under the 2004 Plan as of that date. All stock options have been granted with exercise prices equal to or greater than the fair market value of our Common Stock on the date of grant. As of September 30, 2012, 2,250,909 shares of our Common Stock were available for future equity awards under the 2004 Plan. On September 28, 2012, the last trading day of the fiscal year ended September 30, 2012, the closing price for our Common Stock on the OTCQB was $0.37 per share.

The allocation of the additional 10,000,000 shares of stock has not been determined. Pursuant to the terms of the 2004 Plan, the Board will determine the number of options and restricted stock awards to be allocated to our employees, non-employee directors and consultants under the 2004 Plan in the future, and such allocations may only be made in accordance with the provisions of the 2004 Plan as described herein.

Terms of the Options

The Board will determine the date or dates on which stock options granted pursuant to the 2004 Plan will vest. The Board will also determine the terms for each option granted under the 2004 Plan. The maximum term of each option granted under the 2004 Plan is ten years (five years in the case of an ISO granted to any key employee of ours who, together with certain family members, owns more than 10% of our outstanding voting stock (a “10% stockholder”).

The exercise price of ISOs and NSOs granted under the 2004 Plan may not be less than 100% of the fair market value of our Common Stock on the date of the grant (110% in the case of an ISO granted to a 10% stockholder). The exercise price of NSOs granted under the 2004 Plan cannot be less than 85% of the fair market value of our Common Stock on the date of grant (110% in the case of NSOs granted to a 10% stockholder). The fair market value is deemed to be the closing price of our Common Stock, as reported on the OTCQB.

Under the 2004 Plan, the exercise price is payable in cash or by check.

Terms of the Restricted Stock Awards

The Plan Administrator may, in its discretion, grant awards of restricted stock to eligible individuals. The Plan Administrator will determine at the time of the grant whether the award is a performance-based restricted stock award, the number of shares of Common Stock subject to an award, the vesting schedule applicable to the award and may, in its discretion, establish other terms and conditions applicable to the award.

As a general rule, shares of our Common Stock that are subject to a restricted stock award will be held by the Plan Administrator for the benefit of the award recipient until vested and, when vested, are transferred to the award recipient. Unless the Plan Administrator determines otherwise with respect to any restricted stock award, before the shares subject to a restricted stock award are vested and transferred to the award recipient, the Plan Administrator will exercise any voting or tender rights in its discretion and hold and accumulate any dividends or distributions for distribution at the same time and terms as the underlying shares. In the alternative, the Plan Administrator may authorize the immediate distribution of the restricted stock to the award recipient in the form of a stock certificate bearing a legend containing the applicable vesting restrictions or the immediate distribution of dividends paid on the underlying shares.

All restricted stock awards will be subject to a vesting schedule specified by the Plan Administrator when the award is made.  Unless the Plan Administrator determines otherwise with respect to any restricted stock award, upon termination of a participant’s employment for any reason, any awards that are unvested at termination of employment will be forfeited, with the award recipient receiving a refund equal to the lesser of the fair market value of the unvested shares at termination of employment or the amount (if any) paid when the award was made.

At the time of grant, the Plan Administrator may designate a restricted stock award as a performance-based restricted stock award. If it does so, it shall establish, in addition to or in lieu of service-based vesting requirements, one or more performance goals, which must be attained as a condition of retention of the shares. Attainment of the performance goals will be measured over a performance measurement period specified by the Plan Administrator when the award is made.

The Plan Administrator will determine in its discretion whether the award recipient has attained the goals. If they have been attained, the Plan Administrator will certify that fact in writing. If the performance goals are not satisfied during the performance measurement period, the relevant awards will be forfeited. If the performance goals and any service-based vesting schedule are satisfied, the award will be distributed (or any vesting-related legend removed from any stock certificates previously delivered to the award recipient).

Duration, Amendment and Termination

The Plan Administrator may amend, suspend or terminate the 2004 Plan at any time, except that any such amendment, suspension or termination shall not affect any award previously granted. Any amendment of the 2004 Plan is subject to approval of our stockholders only to the extent required by applicable law. The 2004 Plan will terminate on September 21, 2014 (unless sooner terminated by the Board), and no further options may be granted or stock sold pursuant to the 2004 Plan following that date.

Effect of Certain Corporate Events

All outstanding options under the 2004 Plan shall become fully exercisable for a period of 60 days following the occurrence of any of the following events:

●	the date on which shares of Common Stock are first purchased pursuant to a tender offer or exchange offer;

●
the date we acquire knowledge that any person or group has become the beneficial owner of our securities entitling the person or group to 30% or more of all votes to which all of our stockholders would be entitled in the election of the Board were an election held on such date;

●	the date, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof; and

●	the date on which our stockholders approve an agreement for a merger or sale of substantially all of our assets.

The Plan Administrator will have the discretion to determine the effect that any of the foregoing events will have on restricted stock awards, and may make such determination before the occurrence of such an event or specify the effect of any such event in the applicable award agreement.

In addition, in the event we merge with, or sell substantially all of our assets to, another entity as a result of which we are not the surviving entity, and the other entity does not assume outstanding awards under the 2004 Plan, all of the outstanding awards under the 2004 Plan shall immediately vest and become exercisable, in the case of options, for a period 30 days after the Board notifies our optionholders that these options have been accelerated. Any options that are not exercised by the end of this 30-day period shall automatically terminate in their entirety.

In the event of a subdivision of our outstanding Common Stock, a combination or consolidation of our outstanding Common Stock(by reclassification or otherwise) into a lesser number of shares, a declaration of a dividend payable in Common Stock or in a form other than Common Stock in an amount that has a material effect on the price of our shares, a recapitalization, spinoff, reclassification, or a similar occurrence, the Board will make adjustments in the number and/or exercise price of options, stock awards and/or the number of shares available under the 2004 Plan, as appropriate.

Federal Income Tax Consequences of Awards Under the 2004 Plan

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of restricted stock awards or stock option grants that may be granted under the 2004 Plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The 2004 Plan is not a qualified plan under Section 401(a) of the Code.

Restricted Stock Awards. The grant of restricted stock awards under the 2004 Plan will not result in federal income tax consequences to either us or the award recipient. Once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. We will generally be allowed to claim a deduction, for compensation expense, in a like amount. If dividends are paid on unvested shares held under the 2004 Plan, such dividend amounts will also be included in the ordinary income of the recipient. We will generally be allowed to claim a deduction for compensation expense for this amount as well.

In certain cases, a recipient of a restricted stock award may elect to include the value of the shares subject to a restricted stock award in income for federal income tax purposes when the award is made instead of when it vests. In that case, we will generally be allowed to claim a deduction, for compensation expense, in a like amount.

Stock Options. ISOs will not create federal income tax consequences when they are granted. If they are exercised during employment or within three months after termination of employment (one year for termination due to death or disability), the exercise will not create federal income tax consequences either. When the shares acquired on exercise of an ISO are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the ISO was granted and at least one year after the ISO was exercised. Otherwise, the sale of the ISO shares would constitute a disqualifying disposition and be taxed as ordinary income. We will generally not be allowed to claim a deduction, for compensation expense upon the sale of ISO shares unless there is a disqualifying disposition by the stockholder.

ISOs that are exercised more than one year after termination of employment due to death or disability or three months after termination of employment for other reasons are automatically treated as NSOs. NSOs will not create federal income tax consequences when they are granted. When they are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising an NSO, he or she must pay federal income taxes on the amount by which the sales price exceeds the purchase price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option.

When a NSO is exercised, we may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income.

Deduction Limits. The Code places an annual limit of $1 million each on the tax deduction which we may claim in any fiscal year for the compensation of our chief executive officer and any other executive officers named in the summary compensation table included in our annual proxy statement or information statement (other than the Chief Financial Officer). There is an exception to this limit for “qualified performance-based compensation.” We have designed the 2004 Plan with the intention that the options and restricted stock awards that we grant after obtaining stockholder approval will constitute qualified performance-based compensation. As a result, we do not believe that the $1 million limit will impair our ability to claim federal income tax deductions for compensation attributable to future performance-based restricted stock awards and stock options granted under the 2004 Plan. The $1 million limit would apply to (i) future restricted stock awards, if any, made to covered employees that are not designated as performance-based restricted stock awards and (ii) all options and all restricted stock grants outstanding under the 2004 Plan on the date of this Information Statement.

The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be granted under the 2004 Plan. State and local tax consequences may also be significant.

New Plan Benefits

Any future awards granted to eligible participants under the 2004 Plan are subject to the discretion of the Plan Administrator and, therefore, are not determinable at this time. It has been the policy of the Compensation Committee to recommend to the Board that each non-executive director receive certain annual grants of stock options in accordance with our director compensation program.  See “Compensation of Directors – Director Compensation.”

Equity Compensation Plan and Additional Equity Information as of September 30, 2012

Plan category	(a)Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b)Weighted-average exercise price of outstanding options, warrants and rights	(c)Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by our stockholders:
2004 Stock Incentive Plan	7,749,091	$0.47	2,250,909
1994 Stock Option Plan	1,724,570	$1.73	0

Equity compensation plans and securities not approved by our stockholders:
Warrants to purchase Common Stock Issued to National Securities	50,000	$0.38	Not applicable
Warrants to Purchase Common Stock Issued to Dan Delmonico	50,000	$0.49	Not applicable
Warrants to Purchase Common Stock Issued to Michael Kruger	50,000	$0.50	Not applicable
Warrants to Purchase Common Stock Issued to Noble International Investments, Inc.	300,000	$1.00	Not applicable
Warrants to Purchase Common Stock Issued to CEOcast, Inc.	250,000	$0.83	Not applicable
Warrants to Purchase Common Stock Issued to Market Pathways	250,000	$1.50	Not applicable
Warrant to Purchase Common Stock Issued to Roberts Mitani, LLC	300,000	$0.258	Not applicable
Warrants to Purchase Common Stock Issued to Columbia Capital Securities, Inc.	35,000	$0.37	Not applicable
Warrants to Purchase Common Stock Issued to Monarch Bay Associates, LLC	35,000	$0.37	Not applicable
Warrants to Purchase Common Stock Issued to Scott Kosch	10,000	$0.37	Not applicable
Total – Common Stock	10,803,661		2,250,909

Warrants to purchase Series B Preferred Stock	896,037	$0.01	Not applicable
Total – Series B Preferred Stock	896,037		177,883

Description of Equity Compensation Plans and Equity Securities Not Approved by Our Stockholders

The warrants to purchase shares of our Common Stock issued to Dan Delmonico in September 2009 have not been approved by our stockholders. In consideration for services provided by Mr. Delmonico to us, we issued three warrants, each to purchase up to 20,000, 15,000 and 15,000 shares of our Common Stock with a per share exercise price of $0.39, $0.50 and $0.60, respectively. The warrants are exercisable for five years from the date of grant and contain standard adjustment provisions in the event we declare a stock dividend or engage in a recapitalization, reclassification or reorganization of our capital stock.

The warrants to purchase shares of our Common Stock issued to National Securities Corporation (“NSC”) have not been approved by our stockholders. In January 2010, we entered into an agreement with NSC pursuant to which we retained NSC as a non-exclusive financial advisor for the period from January 6, 2010 through January 6, 2011. For these services, we issued a warrant to purchase up to 50,000 shares of our Common Stock with a per share exercise price of $0.38. The warrant is exercisable for five years from the date of grant and contains standard adjustment provisions in the event we declare a stock dividend or engage in a recapitalization, reclassification or reorganization of our capital stock.

The warrants to purchase shares of our Common Stock issued to Michael Kruger (“Kruger”) have not been approved by our stockholders. In May 2011, we entered into an agreement with Kruger as a consultant to assist us with investor relations for a one-year period. For these services, on May 10, 2011, we issued five warrants, each to purchase up to 50,000 shares of our Common Stock with a per share exercise price of $0.50, $1.00, $1.50, $2.00 and $2.50 and vesting dates of May 10, 2011, August 8, 2011, November 6, 2011, February 4, 2012 and May 4, 2012, respectively. The warrants could not be exercised prior to vesting. The warrants are exercisable for five years from the date of grant and contain standard adjustment provisions in the event we declare a stock dividend or engage in a recapitalization, reclassification or reorganization of our capital stock. In addition, we are required to give Kruger advance notice of a change in control of Aeolus during the term of the warrants. We terminated the agreement with Kruger on July 29, 2011, and the four warrants to purchase shares of our Common Stock with the exercise prices of $1.00, $1.50, $2.00 and $2.50 were cancelled concurrently with the termination of our agreement with Kruger.

The warrants to purchase shares of our Common Stock issued to Noble International Investments, Inc. (“Noble”) have not been approved by our stockholders. In May 2011, we entered into an agreement with Noble to provide us with financial advisory services in connection our strategic initiatives for a one-year period. For these services, on May 18, 2011, we issued three warrants, each to purchase up to 100,000 shares of our Common Stock with a per share exercise price of $0.50, $1.00 and $1.50, respectively, and vesting at a rate of 8,333 shares per month. The warrants could not be exercised prior to vesting. The warrants are exercisable for three years from the date of grant and contain standard adjustment provisions in the event we declare a stock dividend or engage in a recapitalization, reclassification or reorganization of our capital stock. In addition, we are required to give Noble advance notice of a change in control of Aeolus during the term of the warrants.

The warrants to purchase shares of our Common Stock issued to CEOcast, Inc. (“CEOcast”) have not been approved by our stockholders. In June 2011, we entered into a consulting agreement with CEOcast to provide us with investor relations services for a one-year period. For these services, on June 1, 2011, we issued two warrants, each to purchase up to 125,000 shares of our Common Stock with a per share exercise price of $0.51 and $1.00, respectively, and vesting at a rate of 10,416.67 shares per month. The warrants could not be exercised prior to vesting. The warrants are exercisable for three years from the date of grant and contain standard adjustment provisions in the event we declare a stock dividend or engage in a recapitalization, reclassification or reorganization of our capital stock. In addition, we are required to give CEOcast advance notice of a change in control of Aeolus during the term of the warrants.

The warrants to purchase shares of our Common Stock issued to Market Pathways have not been approved by our stockholders. In July 2011, we entered into an agreement with Market Pathways to assist us with investor relations for a one-year period. For these services, on July 22, 2011, we issued five warrants, each to purchase up to 50,000 shares of our Common Stock with a per share exercise price of $0.50, $1.00, $1.50, $2.00 and $2.50 and vesting dates of July 22, 2011, October 20, 2011, January 18, 2012, April 17, 2012 and July 16, 2012, respectively. The warrants could not be exercised prior to vesting. The warrants are exercisable for five years from the date of grant and contain standard adjustment provisions in the event we declare a stock dividend or engage in a recapitalization, reclassification or reorganization of our capital stock. In addition, we are required to give Market Pathways advance notice of a change in control of Aeolus during the term of the warrants.

The warrant to purchase shares of our Common Stock issued to Roberts Mitani, LLC have not been approved by our stockholders. In June 2012, we entered into an advisory agreement with Roberts Mitani, LLC whereby we engaged Roberts Mitani, LLC to serve as an advisor to provide strategic advisory services to us on a non-exclusive basis. For these services, on June 26, 2012, we issued a warrant to purchase up to 300,000 shares of our Common Stock with a per share exercise price of $0.258. The warrant is exercisable for seven years from the date of grant and contains standard adjustment provisions in the event we declare a stock dividend or engage in a recapitalization, reclassification or reorganization of our capital stock.

The warrants to purchase shares of our Common Stock issued to Columbia Capital Securities, Inc. and Monarch Bay Associates, LLC have not been approved by our stockholders. In August 2012, we entered into an advisory agreement with Columbia Capital Securities, Inc. and Monarch Bay Associates, LLC whereby we engaged them to serve as an advisor to provide strategic advisory services to us on a non-exclusive basis. For these services, we have agreed to pay each of Columbia Capital Securities, Inc. and Monarch Bay Associates, LLC a monthly retainer in the form of a warrant to purchase up to an aggregate of 17,500 shares of Common Stock, commencing on August 17, 2012 and continuing monthly thereafter during the term of their engagement under the advisory agreement. Each of these warrants has an exercise price equal to the closing price of the Common Stock on the date of issuance, is deemed fully vested upon issuance, is exercisable at any time on or before the five year anniversary of the date of issuance and contains standard adjustment provisions in the event we declare a stock dividend or engage in a recapitalization, reclassification or reorganization of our capital stock. On August 17, 2012, we issued a warrant to purchase up to an aggregate of 17,500 shares of Common Stock with a per share exercise price of $0.30 to each of Columbia Capital Securities, Inc. and Monarch Bay Associates, LLC. On September 17, 2012, we issued a warrant to purchase up to an aggregate of 17,500 shares of Common Stock with a per share exercise price of $0.44 to each of Columbia Capital Securities, Inc. and Monarch Bay Associates, LLC.

The warrants to purchase shares of our Common Stock issued to Scott Kosch have not been approved by our stockholders. In August 2012, we entered into a consulting agreement with Scott Kosch whereby we engaged him as a consultant to provide certain services and advice to us on a non-exclusive basis with respect to a potential financing. For these services, we have agreed to pay Scott Kosch a monthly retainer in the form of a warrant to purchase up to an aggregate of 5,000 shares of Common Stock, commencing on August 17, 2012 and continuing monthly thereafter during the term of his engagement under the consulting agreement. Each of these warrants has an exercise price equal to the closing price of the Common Stock on the date of issuance, is deemed fully vested upon issuance, is exercisable at any time on or before the five year anniversary of the date of issuance and contains standard adjustment provisions in the event we declare a stock dividend or engage in a recapitalization, reclassification or reorganization of our capital stock. On August 17, 2012, we issued Scott Kosch a warrant to purchase up to an aggregate of 5,000 shares of Common Stock with a per share exercise price of $0.30.  On September 17, 2012, we issued Scott Kosch an additional warrant to purchase up to an aggregate of 5,000 shares of Common Stock with a per share exercise price of $0.44.

OTHER MATTERS

No other matters will be effected pursuant to the Written Consent.

STOCKHOLDER PROPOSALS

Stockholders having proposals that they desire to present at the 2014 Annual Meeting of Stockholders of Aeolus (the “2014 Annual Meeting”) should, if they desire that such proposals be included in Aeolus’ proxy statement and proxy relating to such meeting, submit such proposals in time to be received by Aeolus not later than September 30, 2013. To be included, all submissions must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act, and the Board directs the close attention of interested stockholders to that rule. Stockholders having proposals that they desire to present at the 2014 Annual Meeting that are not to be included in the proxy materials for the 2014 Annual Meeting, or stockholders who wish to nominate a director for such meeting, must generally do so not less than 90 days nor more than 120 days prior to the 2014 Annual Meeting. Proposals should be mailed to Russell Skibsted, Secretary, Aeolus Pharmaceuticals, Inc., 26361 Crown Valley Parkway, Suite 150, Mission Viejo, California 92691.

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 filed with the SEC on December 27, 2011 are being mailed to you along with this Information Statement. We are sending only one 2012 annual report and information statement to “street name” stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if you are residing at such an address and wish to receive a separate annual report or information statement in the future, you may request them by calling our Secretary at (949) 481-9825, or by submitting a request in writing to our Secretary, c/o Aeolus Pharmaceuticals, Inc., 26361 Crown Valley Parkway, Suite 150, Mission Viejo, California 92691, and we will promptly deliver a separate annual report and information statement to you. If you are receiving multiple copies of our annual report and information statement, you can request householding by contacting the Secretary in the same manner described above.

ANNUAL REPORT ON FORM 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 filed with the SEC on December 27, 2011 are available without charge upon written request to Secretary, c/o Aeolus Pharmaceuticals, Inc., 26361 Crown Valley Parkway, Suite 150, Mission Viejo, California 92691.

EXHIBIT A

WRITTEN CONSENT RESOLUTIONS
OF THE HOLDERS OF A MAJORITY OF THE VOTING STOCK OF
AEOLUS PHARMACEUTICALS, INC.
A DELAWARE CORPORATION

TAKEN WITHOUT A MEETING

Dated this 9th day of October, 2012 and
effective as of the [●] day of November, 2012

Pursuant to the authority set forth in the General Corporation Law of the State of Delaware and the Bylaws of AEOLUS PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), the undersigned, constituting the record holders holding a majority of the outstanding voting stock of the Company as of 9th day of October, 2012, do hereby subscribe their consent to take the actions and adopt the resolutions contained in this document without a meeting, effective as of the earliest date permitted after the delivery of an Information Statement on Schedule 14C pursuant to the Securities Exchange Act of 1934, as amended:

ELECTION OF DIRECTORS

BE IT RESOLVED, that the following persons are hereby elected or re-elected as a director of the Company, to serve until the Company’s next Annual Meeting of Stockholders and until his successor is duly elected, or until his death or resignation or removal:

David C. Cavalier
John M. Farah, Jr., Ph.D.
Joseph J. Krivulka
Amit Kumar, Ph.D.
Michael E. Lewis, Ph.D.
Chris A. Rallis
Peter D. Suzdak, Ph.D.

RATIFICATION OF THE SELECTION BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE COMPANY’S FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2013

BE IT RESOLVED, that the selection by the Audit Committee of the Board of Directors of Grant Thornton LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending September 30, 2013 is hereby ratified;

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO UPDATE AND SIMPLY THE DOCUMENT AND TO REMOVE OBSOLETE PROVISIONS

BE IT RESOLVED, that the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to update and simplify the document and to remove obsolete provisions, in the form approved by the Company’s Board of Directors and attached hereto as Exhibit A, is hereby approved;

APPROVAL OF THE AUTHORIZATION OF THE BOARD OF DIRECTORS TO, IN ITS DISCRETION, AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A RATIO OF BETWEEN ONE-FOR-SEVEN TO ONE-FOR-FIFTEEN, SUCH RATIO TO BE DETERMINED BY THE BOARD OF DIRECTORS

BE IT RESOLVED, that the Board of Directors is hereby authorized to, in its discretion and at any time prior to the earlier to occur of (i) the Company’s Annual Meeting of Stockholders in 2014, and (ii) May 31, 2014, amend the Company’s Amended and Restated Certificate of Incorporation in the form approved by the Company’s Board of Directors and attached hereto as Exhibit B to effect a reverse stock split of the Company’s common stock at a ratio of between one-for-seven to one-for-fifteen, such ratio to be determined by the Board of Directors; and

BE IT RESOLVED, that the Amendment to the Company’s Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit B is hereby approved;

APPROVAL OF THE AMENDMENT OF THE COMPANY’S 2004 STOCK OPTION PLAN, AS AMENDED, TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 15,000,000 SHARES TO 25,000,000 SHARES

BE IT RESOLVED, that the amendment of the Company’s 2004 Stock Option Plan, as amended, to increase the aggregate number of shares of the Company’s common stock authorized for issuance thereunder, and the number of shares of the Company’s common stock that may be issued pursuant to stock options thereunder, from 15,000,000 shares to 25,000,000 shares, in the form attached hereto as Exhibit C, is hereby approved;

GENERAL PROVISIONS

AND BE IT FURTHER RESOLVED, that the officers of the Company are hereby authorized to execute and deliver on behalf of the Company such instruments as may be deemed necessary or proper and in general to do whatever is necessary to carry out the purpose and intent of the foregoing resolutions.

The Secretary of the Company is hereby directed to file the original executed copy of this Written Consent with the minutes of the Company, and said action is to have the same force and effect as if an annual meeting of the stockholders had been held. This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of October 9, 2012:

Name of Stockholder	Authorized Signature Name	Number of Shares Common Stock held as at October 9, 2012	Signature

Xmark Opportunity Fund, L.P. By: Xmark Opportunity GP, LLC, its General Partner By: Xmark Opportunity Partners, LLC, its Sole Member By: Xmark Capital Partners, LLC, its Managing Member	David Cavalier Co-Managing Member	10,267,795

Xmark Opportunity Fund, Ltd. By: Xmark Opportunity Manager, LLC, its Investment Manager By: Xmark Opportunity Partners, LLC, its Sole Member By: Xmark Capital Partners, LLC, its Managing Member	David Cavalier Co-Managing Member	22,204,034

Xmark JV Investment Partners, LLC By: Xmark Opportunity Partners, LLC, its Investment Manager By: Xmark Capital Partners, LLC, its Managing Member	David Cavalier Co-Managing Member	1,023,731

Goodnow Capital, L.L.C. By: Xmark Opportunity Partners, LLC, its Manager By: Xmark Capital Partners, LLC, its Managing Member	David Cavalier Co-Managing Member	6,080,279

Total Shares Voting in Favor:		39,575,839	of 62,731,963 shares of common stock issued and outstanding as at October 9, 2012, the date of these resolutions
Percentage of Common Stock Voting in Favor of Resolutions:		63.1%

EXHIBIT B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
AEOLUS PHARMACEUTICALS, INC.

Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned corporation hereby submits the following for the purpose of amending and restating its Certificate of Incorporation, and does hereby certify as follows:

1. The name of the corporation is Aeolus Pharmaceuticals, Inc.

2. The corporation was originally incorporated and the original Certificate of Incorporation of the corporation was filed with the Secretary of State for the State of Delaware on April 10, 1995 under the name “Renaissance Cell Technologies, Inc.”  The corporation subsequently filed: (a) a Certificate of Amendment with the Secretary of State of the State of Delaware on February 28, 2001 to change its name to “Incara Cell Technologies, Inc.”, (b) an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on August 27, 2003 to, among other things, change its name to “Incara, Inc.”, (c) a Certificate of Ownership and Merger of Parent into Subsidiary with the Secretary of State of the State of Delaware on November 20, 2003, pursuant to which Incara Pharmaceuticals Corporation was merged with and into the corporation and the corporation changed its name to “Incara Pharmaceuticals Corporation”, and (d) a Certificate of Amendment with the Secretary of State of the State of Delaware on July 14, 2004 to, among other things, change its name to “Aeolus Pharmaceuticals, Inc.”.

3. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the corporation in accordance with the provisions of Sections 242 and 245 of the DGCL and by the corporation’s stockholders in accordance with the provisions of Sections 211, 242 and 245 of the DGCL.  This Amended and Restated Certificate of Incorporation restates, integrates and amends the corporation’s Certificate of Incorporation, as amended or supplemented prior to the date hereof.

4. The corporation’s Certificate of Incorporation is hereby amended and restated in its entirety, as set forth in the text of the Amended and Restated Certificate of Incorporation attached hereto as Exhibit A.

5. This Amended and Restated Certificate of Incorporation will be effective upon filing.

In Witness Whereof, Aeolus Pharmaceuticals, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by John L. McManus, its Chief Executive Officer, this __________ day of __________________ 2012.

AEOLUS PHARMACEUTICALS, INC.

By:
Name: John L. McManus
Title: Chief Executive Officer

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AEOLUS PHARMACEUTICALS, INC.

FIRST:  The name of the corporation is Aeolus Pharmaceuticals, Inc. (the “Corporation”).

SECOND:  The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801.  The name of its registered agent at such address is Corporation Trust Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

FOURTH:  Authorization.  The total number of shares of stock that the Corporation shall be authorized to issue is Two Hundred Ten Million (210,000,000) shares of stock, with Two Hundred Million (200,000,000) shares designated Common Stock, each having $0.01 par value (the “Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, each having $0.01 par value (the “Preferred Stock”), of which One Million Six Hundred Thousand (1,600,000) shares are designated Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

FIFTH:  Common Stock.

(1)           The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or this certificate of incorporation of the Corporation, as may be amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock (this “Certificate of Incorporation”), and subject to the rights of the holders of Preferred Stock, at any annual or special meeting of the stockholders the holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences, or relative participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereon, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one more other such series, to vote thereon pursuant to this Certificate of Incorporation (including, without limitation, by any certificate of designations relating to any series of Preferred Stock) or pursuant to the General Corporation Law of the State of Delaware (the “DGCL”).

(2)           Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board of Directors from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(3)           In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

SIXTH:  Preferred Stock.

The Board of Directors may divide the Preferred Stock into any number of series, fix the designation and number of shares of each such series, and determine or change the designation, relative rights, preferences, and limitations or any series of Preferred Stock.  The Board of Directors (within the limits and restrictions of any resolutions adopted by it originally fixing the number of shares of any series of Preferred Stock) may increase or decrease the number of shares initially fixed for any series, but no such decrease shall reduce the number below the number of shares then outstanding duly reserved for issuance.

The Series B Preferred Stock shall have the terms and provisions set forth in Appendix A attached hereto.

SEVENTH:  The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1)           The election of directors need not be by written ballot, unless the Bylaws of the Corporation so provide.

(2)           Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

(3)           The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

EIGHTH:  The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors. Any amendment, repeal or modification of this Article Eighth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

NINTH:  To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this Article Ninth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal or modification.

TENTH:  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

ELEVENTH:  The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

TWELFTH:  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or the Bylaws of the Corporation or (4) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article Twelfth.

Appendix A

PREFERENCES AND RIGHTS OF
SERIES B CONVERTIBLE PREFERRED STOCK
OF
AEOLUS PHARMACEUTICALS, INC.

The Series B Preferred Stock shall have the terms and provisions herein set forth:

ARTICLE I
SERIES B PREFERRED STOCK

1. Rank.  The Series B Preferred Stock shall, with respect to dividend rights and with respect to rights upon liquidation, winding up or dissolution, rank pari passu with each class of Common Stock (as defined in Article III below).

2. Dividends.

(a) Subject to prior and superior rights of holders of any series or class of capital stock ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock shall be entitled to receive, as, when and if declared by the Board of Directors, out of funds legally available for the purpose, dividends or distributions in cash, stock or otherwise.

(b) In addition to Section 2(a) above, from and after the date hereof, when and if the Board of Directors of the Corporation shall declare a dividend or distribution payable with respect to the then-outstanding shares of Common Stock, the holders of Series B Preferred Stock shall be entitled to the amount of dividends per share in the same form as such Common Stock dividends that would be payable on the largest number of whole shares of Common Stock into which a holder’s aggregate shares of Series B Preferred Stock could then be converted pursuant to Section 5 hereof (such number to be determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

3. Liquidation.  In the event of any Wind-up or Asset Sale (each as defined in clauses (i) and (ii), respectively, of the definition of Liquidation Event in Article III below), whether voluntary or involuntary, the holders of Series B Preferred Stock shall have the right to receive, pari passu with the holders of the Common Stock and subject to the rights of the holders of any senior class or series of capital stock of the Corporation, the assets of the Corporation in proportion to the number of shares of Common Stock held by each such holder (assuming, for such purposes, the holders of Series B Preferred Stock are deemed to hold that number of shares of Common Stock equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock are then convertible).

4. Voting.

(a) Except as provided in Section 4(b) below, the holders of Series B Preferred Stock shall not be entitled to vote on matters submitted to the holders of the Common Stock or any other class of capital stock of the Corporation.

(b) Subject to the rights of any series of preferred stock that may from time to time come into existence, so long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series B Preferred Stock, voting separately as a series:

(i) amend its Certificate of Incorporation so as to affect adversely the shares of Series B Preferred Stock or any holder thereof (including by creating any additional classes or series of senior and/or pari passu capital stock of the Corporation); or

(ii) change the rights of the holders of the Series B Preferred Stock in any other respect.

5. Conversion of Series B Preferred Stock into Common Stock.

(a) Conversion Procedure.

(i) Subject to Article II below, from time to time after the date of issuance of the Series B Preferred Stock, any holder of Series B Preferred Stock may convert all or any portion of the Series B Preferred Stock held by such holder into a number of validly issued, fully paid and non-assessable shares of Conversion Stock (as defined in Article III below) computed by multiplying the number of shares to be converted by Series B Conversion Ratio (as defined below) then in effect.

(ii) Each conversion of Series B Preferred Stock shall be deemed to have been effected as of the close of business on the date on which notice of election of such conversion is delivered to the Corporation by such holder.  Until the certificates representing the shares of Series B Preferred Stock that are being converted have been surrendered and new certificates representing shares of the Conversion Stock shall have been issued by the Corporation, such certificate(s) evidencing the shares of Series B Preferred Stock being converted shall be evidence of the issuance of such shares of Conversion Stock.  At such time as such conversion has been effected, the rights of the holder of such Series B Preferred Stock as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

(iii) As soon as practicable after a conversion has been effected in accordance with clause (i) above, the Corporation shall deliver to the converting holder:  (A) a certificate or certificates representing, in the aggregate, the number of shares of Conversion Stock issuable by reason of such conversion, in the name or names and in such denomination or denominations as the converting holder has specified; and (B) a certificate representing any shares of Series B Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

(iv) The issuance of certificates for shares of Conversion Stock upon conversion of Series B Preferred Stock shall be made without charge to the holders of such Series B Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock, except for any transfer or similar tax payable as a result of issuance of a certificate to other than the registered holder of the shares being converted.

(v) The Corporation shall not close its books against the transfer of Series B Preferred Stock or of Conversion Stock issued or issuable upon conversion of Series B Preferred Stock in any manner which interferes with the timely conversion of Series B Preferred Stock.  The Corporation shall assist and cooperate with any holder of shares of Series B Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitation, making any filings reasonably required to be made by the Corporation).

(vi) No fractional shares of Conversion Stock or scrip representing fractional shares shall be issued upon conversion of shares of Series B Preferred Stock.  If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same record holder, the number of full shares of Conversion Stock issuable upon the conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered by such record holder.  Instead of any fractional share of Conversion Stock otherwise issuable upon conversion of any shares of Series B Preferred Stock, the number of shares of Conversion Stock to be issued upon conversion of any shares of Series B Preferred Stock shall be rounded down to the nearest whole share.

(vii) The Corporation shall use its best efforts at all times to reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of Series B Preferred Stock, such number of shares of Conversion Stock as are issuable upon the conversion of all outstanding Series B Preferred Stock.  All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges, other than those created or agreed to by the holder.  The Corporation shall use its best efforts to take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

(b) Conversion Ratio.

(i) “Series B Conversion Ratio” shall initially mean the Initial Series B Conversion Ratio described in this Section 5, as the same may be subsequently adjusted from time to time in accordance with this Section 5.

(ii) The “Initial Series B Conversion Ratio” shall be 10 shares of Common Stock for each one share of Series B Preferred Stock.

(c) Subdivision or Combination of Common Stock.  If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or any similar transaction) one or more classes of its outstanding shares of Common Stock into a greater number of shares, or if the Corporation at any time combines (by reverse stock split, reclassification or any similar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Series B Conversion Ratio in effect immediately prior to such subdivision or combination shall be proportionately adjusted.

(d) Consolidation, Merger or Sale for Assets.  Prior to the consummation of any Significant Transaction (as defined in Article III below), and subject to applicable regulatory approvals the Corporation shall make appropriate provisions to insure that each of the holders of Series B Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Series B Preferred Stock, such assets as such holder would have received in connection with such Significant Transaction if such holder had converted its Series B Preferred Stock into Conversion Stock immediately prior to such Significant Transaction.  The Corporation shall not effect any Significant Transaction unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(e) Notices.

(i) Promptly upon any adjustment of the Series B Conversion Ratio, the Corporation shall give written notice thereof to all holders of Series B Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

(ii) The Corporation shall give written notice to all holders of Series B Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock, or (C) for determining rights with respect to any Significant Transaction or Liquidation Event.

(iii) The Corporation shall give written notice to the holders of Series B Preferred Stock at least 10 days prior to the date on which any Significant Transaction shall take place, which notice may be one and the same as that required by (ii) above.

ARTICLE II
LIMITATIONS ON RIGHTS OF CONVERSION AND EXCHANGE

1. In the event that any exercise of the rights of conversion under Article I by the holders of the Series B Preferred Stock would result in the holders owning, directly or indirectly, in the aggregate more that 9.9% of the Common Stock on a fully converted basis, then such shares of Series B Preferred Stock to be converted that would cause the holders to own more than 9.9% of the then outstanding Common Stock shall remain as Series B Preferred Stock.

2. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of all such action as may be necessary or appropriate in order to protect against impairment of the conversion rights of the Series B Preferred Stock.

ARTICLE III
CERTAIN DEFINITIONS

The following terms, as used throughout Articles I and II of this Certificate of Incorporation, shall have the meanings specified below:

1. Common Stock.  The term “Common Stock” shall mean the common stock, par value $0.01 per share, of the Corporation.

2. Conversion Stock.  The term “Conversion Stock” shall mean the shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock; provided that if there is a change such that the securities issuable upon conversion of the Series B Preferred Stock are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term “Conversion Stock” shall mean shares of the security issuable upon conversion of the Series B Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

3. Liquidation Event.  The term “Liquidation Event” means an event occasioned by, and including, (i) the liquidation, dissolution, bankruptcy or winding-up of the affairs of the Corporation (each, a “Wind-Up”), (ii) the sale of all or substantially all of the Corporation’s assets (an “Asset Sale”), or (iii) the issuance by the Corporation of equity securities in a transaction or series of related transactions which results in the holders of the outstanding equity securities of the Corporation immediately prior to such to such transaction or series of related transactions holding securities representing less than 25% of the outstanding equity securities (on an as converted common stock basis) of the Corporation immediately following such transaction or series of related transactions.

4. Person.  The term “Person” shall mean an individual, corporation, partnership, association, trust, joint venture or unincorporated organization or any government, governmental department or any agency or political subdivision thereof.

5. Significant Transaction.  The term “Significant Transaction” shall mean any consolidation, merger, sale of all or substantially all of the Corporation’s assets to another Person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) assets other than Conversion Stock with respect to or in exchange for Common Stock.

EXHIBIT C

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
AEOLUS PHARMACEUTICALS, INC.

AEOLUS PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: The name of the Corporation is AEOLUS PHARMACEUTICALS, INC. (the “Corporation”). The date on which the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is April 10, 1995.

SECOND: This Certificate of Amendment amends certain provisions of the Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”), and has been duly adopted by the Board of Directors of the Corporation acting in accordance with the provisions of Section 242 of the DGCL, and further adopted in accordance with the provisions of Sections 211 and 242 of the DGCL by the stockholders of the Corporation.

THIRD: a [●] paragraph shall be added to [Article Fourth] of the Restated Certificate, which shall read as follows:

“Effective at [ ].m. on [         ], 20[  ], each  [_____]1 shares of Common Stock issued and outstanding at such time shall be combined into one (1) share of Common Stock, par value $0.01 per share (the “Reverse Stock Split”).  No fractional share shall be issued upon the Reverse Stock Split. All shares of Common Stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of any fractional share. If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any such fractional share, pay cash equal to such fraction multiplied by the fair market value of one share (post Reverse Stock Split), as determined by the Board of Directors of the Corporation. Upon surrender by a holder of a certificate or certificates for Common Stock (including, for this purpose, a holder of shares of Common Stock issuable upon conversion of Preferred Stock), duly endorsed, at the office of the Corporation, the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder, or to the nominee or assignee of such holder, a new certificate or certificates for the number of shares of Common Stock that such holder shall be entitled to following the Reverse Stock Split.”

IN WITNESS WHEREOF, AEOLUS PHARMACEUTICALS, INC. has caused this Certificate of Amendment to be signed by its [   ] as of [   ], 20[   ].

AEOLUS PHARMACEUTICALS, INC.
By:	_______________________________________
Name:
Title:

1Final split ratio, within a range of 1-for-7 to 1-for-15 to be determined by Board of Directors pursuant to authority granted by stockholders, as described in the accompanying information statement.

C-1

EXHIBIT D

AEOLUS PHARMACEUTICALS, INC.
AMENDED AND RESTATED
2004 STOCK INCENTIVE PLAN

1. Purpose.

The purpose of this 2004 Stock Incentive Plan (the “Plan”) is to provide for AEOLUS PHARMACEUTICALS, INC. (the “Company”) and its stockholders the benefits arising from capital stock ownership by employees (“Employees”), officers (“Officers”) and members of the board of directors (“Directors” or “Board of Directors”) of, and consultants or advisors (collectively, “Consultants”) to, the Company and the Company’s subsidiary corporations who are expected to contribute to the Company’s future growth and success. Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2. Type of Awards and Administration.

(a) Types of Awards.  The Plan permits, but does not require the granting of options and restricted shares (“Restricted Shares”) (collectively, “Awards”).  Awards granted pursuant to the Plan shall be authorized by action of the Board of Directors (or a Committee designated by the Board of Directors).  Options may be either incentive stock options (“Incentive Stock Options”) meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”) or non-statutory options (“Non-Statutory Stock Options”) which are not intended to meet the requirements of Section 422 of the Code.

(b) Administration. The Plan will be administered by the Board of Directors or a committee (the “Committee”) appointed by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The appointment of the members of and delegation of powers to the Committee shall be consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), or any successor rule (“Rule 16b-3”). The Committee may in its sole discretion grant options to purchase shares of the Company’s Common Stock, $.01 par value per share (“Common Stock”), and may grant Restricted Shares. The Committee shall have authority, subject to the express provisions of the Plan, to construe the respective Award agreements (“Award Agreements”) and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Award Agreements, which need not be identical, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith. Subject to adjustment as provided in Section 17 below, the aggregate number of Shares of Common Stock (“Shares”) that may be subject to Awards granted to any person in a calendar year shall not exceed 25,000,000 Shares.

(c) Applicability of Rule 16b-3 of the Exchange Act. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply to the Company only during such times as the Common Stock is registered under the Exchange Act, subject to the last sentence of Section 3(b), and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a “Reporting Person”).

3. Eligibility.

(a) General. Awards may be granted to persons who are, at the time of grant, Employees, Officers or Directors of, or Consultants to, the Company or any subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Code (“Participants”); provided that Incentive Stock Options may only be granted to individuals who are Employees. A person who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards if the Board of Directors or the Committee shall so determine.

(b) Grant of Awards to Reporting Persons. The selection of a director or an officer who is a Reporting Person (as the terms “director” and “officer” are defined for purposes of Rule 16b-3) as a recipient of an Award, the timing of the Award grant, the exercise price of any option, and the number of Shares subject to the Award shall be determined either (i) by the Board of Directors or (ii) by a committee of the Board of Directors that is composed solely of two or more Non-Employee Directors having full authority to act in the matter. For the purposes of the Plan, a director shall be deemed to be a “Non-Employee Director” only if such person is defined as such in Rule 16b-3(b)(3) of the Exchange Act, as interpreted from time to time.

(c) Fair Market Value. “Fair Market Value” of a Share of Common Stock as of a specified date for the purposes of the Plan shall mean the closing price of a Share of the Common Stock on the principal securities exchange (including the Nasdaq National Market) on the day, or the most recent closing price if no Shares were traded on such day, as of which Fair Market Value is being determined, or if the Shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the closing price for the Shares in the over-the-counter market on the day, or the most recent closing price if no Shares were traded on such day, as of which Fair Market Value is being determined. If the Shares are not publicly traded, Fair Market Value of a Share of Common Stock (including, in the case of any repurchase of Shares, any distributions with respect thereto which would be repurchased with the Shares) shall be determined in good faith by the Board of Directors in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations, as amended from time to time (“CCR Title 10”). In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

4. Stock Subject to Plan.

The stock subject to Awards granted under the Plan shall be Shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 16 below, the maximum number of Shares of Common Stock which may be issued and sold under the Plan is 25,000,000, of which a maximum of 25,000,000 Shares may be issued as Incentive Stock Options. Shares that are subject to an Award that expires, terminates or is cancelled for any reason and unpurchased Shares subject to an option shall again be available for subsequent grants of Awards under the Plan.

5. Forms of Award Agreements.

As a condition to the grant of an Award under the Plan, each recipient of an Award shall execute an Award Agreement in such form not inconsistent with the Plan or as may be approved by the Committee or the Board of Directors. Such Award Agreements may differ among recipients.

6. Exercise Price for Options.

(a) General. The exercise price per Share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors or the Committee at the time of grant of such option; provided, however, that in the case of (A) an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Market Value of such stock, at the time of grant of such option, or less than 110% of such Fair Market Value in the case of a 10% Stockholder (as defined in Section 12(b)); or (B) a Non-Statutory Stock Option, the exercise price shall not be less than 85% of the Fair Market Value of such stock at the time of grant of such option, or in the case of a 10% Stockholder, less than (i) 110% of such Fair Market Value or (ii) such lower percentage of the Fair Market Value of such stock as is permitted by Section 260.140.41 of CCR Title 10.

(b) Payment of Exercise Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or by any other means which the Board of Directors in its discretion determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 of the Exchange Act and Regulation T promulgated by the Federal Reserve Board).

7. Option Period.

Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board of Directors or the Committee and set forth in the applicable option agreement, provided, that such date shall not be later than (10) ten years after the date on which the option is granted.

8. Vesting of Options.

The Board of Directors or Committee may provide that the total number of Shares of Common Stock subject to an option granted under the Plan shall vest in installments over any given period of time.  Criteria for determining the vesting of Shares of Common Stock subject to an option may be based solely on the passage of time or on any other criteria, including, without limitation, the performance of the Participant, deemed appropriate by the Board of Directors or Committee.  Notwithstanding the foregoing, to the extent required by Section 260.140.41(f) of CCR Title 10: (i) options granted to an Employee who is not an Officer, Director or Consultant shall provide for vesting of the total number of Shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the option was granted, subject to reasonable conditions such as continuous service with the Company or a subsidiary thereof (“Continuous Service”); and (ii) options granted to Officers, Directors or Consultants may be made fully exercisable at any time or during any period established by the Board of Directors or Committee, subject to reasonable conditions such as Continuous Service.

9. Exercise of Options.

Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. If an option is not at the time of grant immediately exercisable, the Board of Directors may (i) in the agreement evidencing such option, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, and/or (ii) at any time prior to the complete termination of an option, accelerate the exercise date or dates of such option.

10. Transferability of Awards.

(a) No Incentive Stock Option granted under this Plan shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. An Incentive Stock Option may be exercised during the lifetime of the Participant only by the Participant.

(b) Any Non-Statutory Stock Option and Restricted Shares shall be transferable by the Participant to members of his or her family, or otherwise by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or as otherwise permitted by Section 260.140.41(d) of CCR Title 10 at the time of the grant of the Non-Statutory Stock Option or Restricted Shares. For purposes of the Plan, a Participant’s “family members” shall be deemed to consist of his or her spouse, parents, children, grandparents, grandchildren and any trusts created for the benefit of such individuals. A family member to whom an option has been transferred pursuant to this Section 10(b) shall be hereinafter referred to as a “Permitted Transferee”. An Award shall be transferred to a Permitted Transferee in accordance with the foregoing provisions by the Participant’s execution of an assignment in writing in such form approved by the Board of Directors or the Committee. The Company shall not be required to recognize the rights of a Permitted Transferee until such time as it receives a copy of the assignment from the Participant. A Non-Statutory Stock Option may be exercised during the lifetime of the Participant only by the Participant.

(c) In the event a Participant dies during his employment by the Company or any of its subsidiaries, or during the three-month period following the date of termination of such employment, his options shall thereafter be exercisable, during the period specified in the option agreement, subject to the provisions of Section 12(d)(ii), by his executors, administrators or Permitted Transferees to the full extent to which such options were exercisable by the Participant at the time of his death during the periods set forth in Section 11 or 12(d).

11. Effect of Termination of Employment or Other Relationship.

Except as provided in Section 12(d) with respect to Incentive Stock Options and except as otherwise determined by the Board or the Committee at the date of grant (“Grant Date”) of an option, and subject to the provisions of the Plan, a Participant or his Permitted Transferee may exercise an option at any time within three (3) months following the termination of the Participant’s employment or other relationship with the Company or within one (1) year if such termination was due to the death or disability of the Participant but, except in the case of the Participant’s death, in no event later than the expiration date of the option. For purposes of this Plan, a change in status from Employee to a Consultant, or from a Consultant to Employee, will not constitute a termination of employment; provided that a change in status from an Employee to Consultant may cause an Incentive Stock Options to become a nonqualified stock option under the Code. If the termination of the Participant’s employment or other relationship with the Company is for cause or is otherwise attributable to a breach by the Participant of an employment, consulting, confidentiality or non-disclosure agreement, the option shall expire immediately upon such termination. The Board of Directors shall have the power to determine what constitutes a termination for cause or a breach of an employment, consulting, confidentiality or non-disclosure agreement, whether a Participant has been terminated for cause or has breached such an agreement, and the date upon such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the Participant.

12. Incentive Stock Options

Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

(a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

(b) 10% Stockholder. If any Employee to whom an option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code) (“10% Stockholder”), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

(i) the purchase price per Share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one Share of Common Stock (“Share”) at the time of grant; and

(ii) the option exercise period shall not exceed five years from the Grant Date.

(c) Dollar Limitation. For so long as the Code shall so provide, options granted to any Employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for Shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000. To the extent that the aggregate fair market value (determined at the time an incentive stock option is granted) of Common Stock for which incentive stock options granted to any Employee are exercisable for the first time by such Employee during any calendar year (under all stock option plans of the Company) exceeds $100,000, or such higher value as permitted under Code Section 422 at the time of determination, such Incentive Stock Options will be treated as Non-Statutory Stock Options. The rule of this Section 12(c) shall be applied by taking options in the order in which they were granted.

(d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant is, and has been continuously since the Grant Date of his or her option, employed by the Company, except that:

(i) an Incentive Stock Option may be exercised within the period of three months after the date the Participant ceases to be an Employee (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a Non-Statutory Stock Option under the Plan;

(ii) if the Participant dies while in the employ of the Company, or within three months after the Participant ceases to be such an Employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

(iii) if the Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the Participant ceases to be such an Employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, “employment” shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

13. Restricted Shares

(a) Grants.  The Committee may in its sole discretion grant Restricted Shares to any eligible person and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any), and the terms upon which the Restricted Shares may become vested.  The Committee may condition any Award of Restricted Shares to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions.

(b)  Vesting and Forfeiture.  The Committee shall set forth in an Award Agreement granting Restricted Shares, the terms and conditions under which the Participant’s interest in the Restricted Shares will become vested and non-forfeitable.  Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s employment for any reason, the Participant shall forfeit his or her Restricted Shares to the extent the Participant’s interest therein has not vested on or before such termination date; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

(c)  Issuance of Restricted Shares Prior to Vesting.  The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions.  Except as set forth in the applicable Award Agreement or as the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 13(e) below.

(d)  Issuance of Shares upon Vesting.  As soon as practicable after vesting of a Participant’s Restricted Shares and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share, unless an Award Agreement provides otherwise.  No fractional Shares shall be distributed, and cash shall be paid in lieu thereof.

(e)  Dividends Payable on Vesting.  Unless an Award Agreement provides otherwise, whenever Shares are released to a Participant or duly-authorized transferee pursuant to Section 13(d) above as a result of the vesting of Restricted Shares are issued to a Participant pursuant to Section 13(d) above, such Participant or duly authorized transferee shall also be entitled to receive (unless otherwise provided in the Award Agreement), with respect to each Share released or issued a number of Shares equal to the sum of (i) any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released from the vesting restrictions in the case of Restricted Shares, and (ii) a number of Shares equal to the Shares that the Participant could have purchased at Fair Market Value on the payment date of any cash dividends if the Participant had received such cash dividends with respect to each Restricted Share between its Grant Date and the date such Share is issued or released.

(f)  Section 83(b) Elections.  A Participant may make an election under Section 83(b) of the Code (the “Section 83(b) Election”) with respect to Restricted Shares.

14. Additional Provisions.

(a) Additional Option Provisions. The Board of Directors or the Committee may, in its sole discretion, include additional provisions in Award Agreements covering Awards granted under the Plan, including without limitation extended exercise periods, restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses, to make, arrange for or guarantee loans or to transfer other property to Participants upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

(b) Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular Awards granted under the Plan may be exercised or vest or (ii) extend the dates during which all, or any particular, Awards granted under the Plan may be exercised or vest; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 (if applicable).

15. General Restrictions.

(a) Investment Representations. The Company may require any person to whom an Award is granted, as a condition of exercising an option or receiving Shares under the Plan, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock, for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock, including any “lock-up” or other restriction on transferability.

(b) Compliance With Securities Law. Each Award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Awards upon any securities exchange or automated quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of Shares thereunder, the option may not be exercised and the Participant shall not receive Shares, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors or the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

16. Rights as a Stockholder.

The holder of an Award shall have no rights as a stockholder with respect to any Shares covered by the Award (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such Shares) until the date of issue of a stock certificate to him or her for such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

17. Adjustment Provisions for Recapitalizations, Reorganizations and Related Transactions.

(a) Recapitalizations and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding Shares of Common Stock are increased, decreased or exchanged for a different number or kind of Shares or other securities of the Company, or (ii) additional Shares or new or different Shares or other non-cash assets are distributed with respect to such Shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of Shares reserved for issuance under or otherwise referred to in the Plan, (y) the number and kind of Shares or other securities subject to any then outstanding Awards under the Plan, and (z) the price for each Share subject to any then outstanding Awards under the Plan, without changing the aggregate purchase price for such Shares under the Plan. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 17 if such adjustment (i) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 or (ii) would be considered as the adoption of a new plan requiring stockholder approval.

(b) Reorganization, Merger and Related Transactions. All outstanding options under the Plan shall become fully exercisable for a period of sixty (60) days following the occurrence of any Trigger Event, whether or not such options are then exercisable under the provisions of the applicable agreements relating thereto. The Board or the Committee shall have the discretion to determine the affect the Trigger Event shall have on Restricted Shares, and may determine such on or before the Trigger Event, or in an Award Agreement.  For purposes of the Plan, a “Trigger Event” is any one of the following events:

(i) the date on which Shares of Common Stock are first purchased pursuant to a tender offer or exchange offer (other than such an offer by the Company, any subsidiary, any employee benefit plan of the Company or of any subsidiary or any entity holding Shares or other securities of the Company for or pursuant to the terms of such plan), whether or not such offer is approved or opposed by the Company and regardless of the number of Shares purchased pursuant to such offer;

(ii) the date the Company acquires knowledge that any person or group deemed a person under Section 13(d)-3 of the Exchange Act (other than the Company, any subsidiary, any employee benefit plan of the Company or of any subsidiary or any entity holding Shares of Common Stock or other securities of the Company for or pursuant to the terms of any such plan or any individual or entity or group or affiliate thereof which acquired its beneficial ownership interest prior to the date the Plan was adopted by the Board), in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Company entitling the person or group to 30% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the Company would be entitled in the election of the Board of Directors were an election held on such date;

(iii) the date, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Company, of each new director was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or who were themselves nominated by individuals whose election or nomination for election were approved in accordance with this Section 16(b)(iii); and

(iv) the date of approval by the stockholders of the Company of an agreement (a “reorganization agreement”) providing for:

(A) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, Shares of the corporation issuing cash or securities in the merger or consolidation entitling such stockholders to more than 50% of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of such corporation would be entitled in the election of directors or where the members of the Board of Directors of the Company, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation; or

(B) the sale or other disposition of all or substantially all the assets of the Company.

(c) Board Authority to Make Adjustments. Any adjustments under this Section 17 will be made by the Board of Directors or the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional Shares will be issued under the Plan on account of any such adjustments.

18. Merger, Consolidation, Asset Sale, Liquidation, Etc.

(a) General. In the event of any sale, merger, transfer or acquisition of the Company or substantially all of the assets of the Company in which the Company is not the surviving corporation, and provided that after the Company shall have requested the acquiring or succeeding corporation (or an affiliate thereof), that equivalent Awards shall be substituted and such successor corporation shall have refused or failed to assume all Awards outstanding under the Plan or issue substantially equivalent Awards, then any or all outstanding Awards under the Plan shall accelerate, and become exercisable in full in the case of options immediately prior to such event. The Committee will notify holders of options under the Plan that any such options shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the options will terminate upon expiration of such notice period.

(b) Substitute Options. The Company may grant Awards under the Plan in substitution for options held by employees of another corporation who become Employees as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute Awards be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

19. No Special Employment Rights.

Nothing contained in the Plan or in any Award shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Participant.

20. Other Employee Benefits.

Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an Employee as a result of receiving or purchasing Shares under the Plan or the sale of such Shares will not constitute compensation with respect to which any other employee benefits of such Employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

21. Information Obligation.

To the extent required by Section 260.140.46 of CCR Title 10, the Company shall deliver financial statements to Participants at least annually; provided, however, that the obligation to deliver financial statements shall not apply to Employees whose duties with the Company or a subsidiary thereof assure them access to equivalent information.

22. Amendment of the Plan.

(a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if at any time the approval of the stockholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

(b) The modification or amendment of the Plan shall not, without the consent of a Participant, affect his or her rights under an Award previously granted to him or her. With the consent of the Participant affected, the Board of Directors or the Committee may amend outstanding Award Agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding Award to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

23. Withholding.

(a) The Company shall have the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any Awards or Shares issued under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the Participant may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold Shares of Common Stock otherwise issuable pursuant to an Award or (ii) by delivering to the Company Shares of Common Stock already owned by the Participant. The Shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 23(a) may only satisfy his or her withholding obligation with Shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(b) The acceptance of Shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the Participant (i) to notify the Company if any or all of such Shares are disposed of by the Participant within two years from the date the option was granted or within one year from the date the Shares were issued to the Participant pursuant to the exercise of the option, and (ii) if required by law, to remit to the Company, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Company’s federal, state and local employment and withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the Participant is in the employ of the Company at the time of such disposition.

(c) Notwithstanding the foregoing, in the case of a Reporting Person whose options have been granted in accordance with the provisions of Section 3(b) herein, no election to use Shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

24. Cancellation and New Grant of Awards, Etc.

The Board of Directors or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, (i) the cancellation of any or all outstanding Awards under the Plan and the grant in substitution therefor of new Awards under the Plan covering the same or different numbers of Shares of Common Stock and having a price per Share which may be lower or higher than the price per Share of the cancelled Awards or (ii) the amendment of the terms of any and all outstanding Awards under the Plan to provide a price per Share which is higher or lower than the then-current exercise price per Share of such outstanding Awards.

25. Effective Date and Duration of the Plan.

(a) Effective Date. The Plan was originally adopted by the Board of Directors on September 22, 2004 and was approved by the Company’s stockholders on March 8, 2005.  The Plan as amended and restated herein was adopted by the Board of Directors on January 31, 2008, subject to and contingent on its approval by a majority of votes cast at a duly held meeting of the Company’s stockholders.  Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors; amendments requiring stockholder approval (as provided in Section 22) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular Participant) unless and until such amendment shall have been approved by the Company’s stockholders. If such stockholder approval is not obtained within twelve months of the Board’s adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular Participant. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

(b) Termination. Unless sooner terminated in accordance with Section 18, the Plan shall terminate upon the earlier of (i) September 21, 2014, which is the close of business on the day next preceding the tenth anniversary of the date of its original adoption by the Board of Directors, or (ii) the date on which all Shares available for issuance under the Plan shall have been issued pursuant to the grant or cancellation Awards under the Plan. If the date of termination is determined under (i) above, then Awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Awards.

26. Governing Law.

The provisions of this Plan shall be governed and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws.